As filed with the Securities and Exchange Commission on October 5, 2006

Securities Act File No. 333-127238

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 7 to
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BANK STREET TELECOM FUNDING CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	6770 (Primary Standard Industrial Classification Code Number)	54-2178207 (I.R.S. Employer Identification Number)
One Landmark Square 18th Floor Stamford, CT 06901 (203) 252-2800
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
James H. Henry Chief Financial Officer One Landmark Square 18th Floor Stamford, CT 06901 (203) 252-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Stuart H. Gelfond	Floyd I. Wittlin
Fried, Frank, Harris, Shriver & Jacobson LLP	Bingham McCutchen LLP
One New York Plaza	399 Park Avenue
New York, NY 10004-1980	New York, NY 10022-4689
(212) 859-8000	(212) 705-7000
(212) 859-4000 – Facsimile	(212) 752-5378 – Facsimile

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, consisting of one share of Common Stock, $0.0001 par value, and one Warrant (2)	12,650,000 Units	$8.00	$101,200,000	$10,828.40
Shares of Common Stock included as part of the Units (2)	12,650,000 Shares	—	—		(3)
Warrants included as part of the Units (2)	12,650,000 Warrants	—	—		(3)
Shares of Common Stock underlying the Warrants included in the Units (4)	12,650,000 Shares	$6.00	$75,900,000	$8,121.30
Total			$177,100,000	$18,949.70	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 1,650,000 Units, consisting of 1,650,000 Shares of Common Stock and 1,650,000 Warrants, which may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.

(3)	No fee required pursuant to Rule 457(g).

(4)	Pursuant to Rule 416, there are also registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.

(5)	The Registrant previously paid $20,844.67 of the Registration Fee on August 5, 2005 and $11,640.53 on November 3, 2005.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 5, 2006

PROSPECTUS

$88,000,000

Bank Street Telecom Funding Corp.

11,000,000 Units

Bank Street Telecom Funding Corp. is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction, one or more operating businesses within the communications industry.

This is an initial public offering of our securities. Each unit that we are offering consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination or                       , 2007, and will expire on                       , 2010, or earlier upon redemption.

We have granted the underwriters a 30-day option to purchase up to 1,650,000 additional units solely to cover over-allotments.

There is presently no public market for our units, common stock or warrants. We have applied to have our units, common stock and warrants listed on the American Stock Exchange under the symbols BST.U, BST and BST.WS, respectively. The common stock and warrants will begin separate trading five business days following the earlier to occur of the expiration of the underwriters' over-allotment option or its exercise in full, subject to our having filed a Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin.

Investing in our units involves risks. See ‘‘Risk Factors’’ beginning on page 17.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$8.00	$88,000,000
Underwriting discounts and commissions (1)	$0.56	$6,160,000
Proceeds to us (before expenses)	$7.44	$81,840,000

(1)	Includes $1,760,000, or $0.16 per unit, payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in a trust account at Smith Barney, a division of Citigroup Global Markets Inc., for Continental Stock Transfer & Trust Company acting as trustee. Such funds will be released to the underwriters only on completion of an initial business combination, as described in this prospectus.

Of the gross proceeds we receive from this offering and the sale of the founding warrants as described in this prospectus, $84,184,415 (approximately $7.65 per unit), of which $1,760,000 is attributable to the deferred underwriters' discounts and commissions, will be deposited into a trust account at Smith Barney, a division of Citigroup Global Markets Inc., maintained by Continental Stock Transfer & Trust Company acting as trustee.

The underwriters expect to deliver the units to purchasers on or about             , 2006.

Citigroup

                    , 2006

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Until                     , 2006 (25 days after the date of this prospectus), all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements, and the related notes and schedules thereto. Unless otherwise stated in this prospectus, references to ‘‘we,’’ ‘‘us’’ or ‘‘our’’ refer to Bank Street Telecom Funding Corp. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters have not exercised their over-allotment option.

Unless we tell you otherwise, the term ‘‘business combination’’ as used in this prospectus means an acquisition of, through a merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction, one or more operating businesses. The term ‘‘existing stockholder’’ as used in this prospectus refers to the persons that held shares of our common stock immediately prior to the date of this prospectus. In addition, unless we tell you otherwise, the term ‘‘public stockholder’’ as used in this prospectus refers to the holders of the shares of common stock which are being sold as part of the units in this offering, including any of our existing stockholders to the extent that they purchase such shares.

We are a recently organized blank check company formed for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction one or more operating businesses within the communications industry. To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, nor have we had any discussions with any target business regarding a possible business combination or our initial public offering. In addition, neither The Bank Street Group LLC, an affiliate of our Chief Executive Officer and our Chief Financial Officer and Senior Vice Presidents, nor any of its affiliates, agents or other representatives has conducted due diligence, made evaluations, had negotiations or discussions, informal or otherwise, or undertaken similar activities with respect to a business combination involving us.

The Bank Street Group LLC is a NASD/SIPC registered broker-dealer providing investment banking services, including mergers and acquisitions advisory, debt and equity capital raising, and other financial advisory services, primarily to middle market companies. Bank Street Group, in the ordinary course of its business, regularly collects information about companies in the communications industry, most of which is generally available to the general public and/or anyone with an interest in the communications industry, and evaluates the market to stay current and knowledgeable. Our management has not analyzed this information or these evaluations or conducted a compilation of the information sources available to begin to identify potential targets for a business combination. Management has also instructed our directors, special advisors and existing stockholders, and employees of Bank Street Group, that our management has not and they should not begin any work to compile a list of potential targets for a business combination until this offering has been completed. However, to the extent that (i) The Bank Street Group LLC or any of our directors or officers has received non-public information that a potential target company may be for sale and (ii) such information was received within the two year period prior to the effectiveness date of this registration statement, we voluntarily agree not to acquire or merge with such potential target company after the effectiveness of the registration statement. We chose a period of two years since any information regarding a company that may be for sale will be stale if such information is more than two years old.

We will not acquire any company which has been an advisory client of The Bank Street Group LLC since June 18, 2004 or which has been contacted since that date by The Bank Street Group LLC as an acquisition target on behalf of its advisory clients. June 18, 2004 was the date that the members of our management first became associated with The Bank Street Group LLC. Richard S. Lukaj, our Chief Executive Officer, joined The Bank Street Group LLC as a Managing Director on June 18, 2004 and Bank Street Holdings LLC, which was controlled and owned by Mr. Lukaj, acquired control of The Bank Street Group LLC. Further, we will not acquire companies currently affiliated with any of our management, directors or special advisors. However, we may acquire a company which was, but is no longer, affiliated with any of our management, directors or special advisors if a company has not been affiliated with any of our management, directors or special advisors for a period of five years prior to the effectiveness of this registration statement. We chose this time period since any prior affiliation that is more than five years old should have no effect on our ability to consummate a transaction with such a company due to turnover in such company's management and ownership and changes in such company's financial profile and business plan. We define ‘‘affiliated with’’ a person to include:

•	greater than 10% ownership of the voting stock of such person and

•	any officer or director of a person.

The communications industry includes companies that create, produce, deliver, distribute and/or market communications services, or provide equipment, software or technology that enables the provision of communications services and related or complementary businesses. Communications services include voice, data or video transmission services delivered over wireline or wireless networks.

In recent years, regulatory developments have led to changes and increased competition in the communications industry. The Telecommunications Act of 1996 and its implementation through the Federal Communications Commission, or FCC, regulations have broken down barriers between providers of different types of communications services. Companies that were effectively limited to providing one communications service can now provide additional services with fewer regulatory restrictions or requirements.

Advances in technology have furthered changes in the industry by enabling delivery of cable television services, telephone services and broadband internet services over different types of networks and making the delivery of more than one service over one broadband network feasible and economical.

We are focused on a business combination in the communications industry, which includes, among others, the following sectors:

•	wireline local and long distance telecommunications;

•	internet services and infrastructure;

•	mobile wireless services;

•	satellite-based services;

•	video services; and

•	information technology services, equipment and networking.

Companies providing these services may utilize a variety of transmission mediums, including wireless and wireline networks, and a variety of switching platforms, including traditional circuit switching and internet protocol (voice over internet protocol).

Through the members of our management team and our directors and special advisors, we have extensive contacts and sources from which to generate acquisition opportunities in the communications industry.

Our initial business combination must be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $1.8 million or approximately $2.0 million if the over-allotment option is exercised in full) at Smith Barney, a division of Citigroup Global Markets Inc. referenced on the cover of this prospectus at the time of such business combination. This may be accomplished by identifying and acquiring a single business or multiple operating businesses, which may or may not be related, contemporaneously.

Our existing stockholders have collectively agreed to purchase from us through a private placement a combined total of 1,000,000 warrants concurrently with the closing of the offering at a price of $1.40 per warrant. The purchase price of these warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination.

We are a Delaware corporation formed on July 15, 2005. Our offices are located at One Landmark Square, 18th Floor, Stamford, Connecticut 06901, and our telephone number is (203) 252-2800.

The Offering

In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company. Additionally, this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to the protections normally afforded to investors in Rule 419 blank check offerings. Further, our existing stockholders' initial equity investment is less than that which is required by the North American Securities Administrators Association, Inc. and we do not satisfy such association's Statement of Policy Regarding Unsound Financial Condition. You should carefully consider these and the other risks set forth in the section entitled ‘‘Risk Factors’’ beginning on page 17 of this prospectus.

Securities offered:	11,000,000 units, at $8.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants will begin separate trading five business days following the earlier to occur of the expiration of the underwriters' over-allotment option or its exercise in full, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will separate trading of the common stock and warrants occur until we have filed an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K, and if such over-allotment option is exercised after such time, we will file an additional Current Report on Form 8-K including an audited balance sheet reflecting our receipt of the gross proceeds from such exercise of the over-allotment option. For more information, see the section entitled ‘‘Description of Securities—Units.’’

Common stock:

Number of shares outstanding before this offering:	2,750,000 shares

Number of shares to be outstanding after this offering:	13,750,000 shares

Warrants:

Number of warrants outstanding before this offering:	0 warrants

Number of warrants to be outstanding after this offering:	12,000,000 warrants, including 1,000,000 warrants to be issued at the closing of this offering to our existing stockholders as described below.

Exercisability:	Each warrant is exercisable for one share of common stock.

Exercise price:	$6.00

Exercise period:	The warrants will become exercisable on the later of:

•	the completion of a business combination on the terms described in this prospectus; or

•	, 2007.

The warrants will expire at 5:00 p.m., New York City time, on , 2010, or earlier upon redemption.

Redemption:	We may redeem the outstanding warrants (not including the founding warrants):

•	at any time after the warrants become exercisable;

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days prior written notice of redemption; and

•	only if the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We established the last criterion to provide warrant holders with a premium to the initial warrant exercise price, as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption. Because it is our intent to provide the warrant holders with the opportunity to exercise the warrants after our redemption call, we may not redeem the warrants unless the warrants and the shares of common stock underlying the warrants are covered by an effective registration statement and a current prospectus is available on the date we give notice of redemption and during the entire period thereafter ending on the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made. We do not need the consent of the underwriters in order to redeem the outstanding warrants.

There is no weekly trading volume condition imposed on our ability to redeem the outstanding warrants.

We believe the redemption mechanism may reduce the adverse effect, if any, on the price of our common stock due to the potential dilution represented by the warrants. However, there can be no assurance that the potential for the issuance of additional shares of common stock upon exercise of our warrants will not have a material adverse effect on the market price of our common stock. See ‘‘Risk Factors—Our outstanding warrants may have a material adverse effect on the market price of our common stock and make it more difficult to effect a business combination.’’

Our existing stockholders will purchase founding warrants through a concurrent private placement:	Our existing stockholders have collectively agreed to purchase from us through a private placement a combined total of 1,000,000 warrants concurrently with the closing of this offering at a price of $1.40 per warrant. While the existing stockholders may purchase additional warrants as part of the units being sold in this offering, the number and value of the warrants being purchased by the existing stockholders in the concurrent private placement is limited to 1,000,000 warrants and $1.4 million, respectively. The number of warrants and price were determined after discussions with the underwriters based on current market conditions and other similar private placements. We refer to these 1,000,000 warrants as the founding warrants throughout this prospectus. The founding warrants will be purchased separately and not in combination with common stock in the form of units. The purchase price of the founding warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination. Our existing stockholders' purchase of $1.4 million of warrants in a concurrent private placement demonstrates their confidence in our business plan, because if we do not complete a business combination that meets the criteria described in this prospectus, then the $1.4 million purchase price of the founding warrants will become part of the liquidating distribution to our public stockholders and the founding warrants will expire worthless.

The founding warrants will not be transferable or salable by the purchasers until we complete a business combination, and will be non-redeemable so long as these persons hold such warrants. In addition, commencing on the date such warrants become exercisable, the founding warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With those exceptions, the founding warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. Because the founding warrant holders have registration rights with respect to the founding warrants, such warrants may be exercised in either registered or unregistered shares. The founding warrants cannot be exercised using net cash or net share settlement. If the founding warrants are exercised, we will receive cash based on the exercise price and issue shares which may be dilutive to stockholders depending on the stock price and our financial condition.

The purchasers of the founding warrants are permitted to transfer such warrants in certain limited circumstances, such as by will in the event of their death, but the transferees receiving such founding warrants will be subject to the same sale restrictions imposed on the persons who initially purchase these warrants from us.

If any of the purchasers acquire warrants or units for their own account in the open market, any such warrants or the warrants included in those units will be redeemable. If our other outstanding warrants are redeemed and the price of our common stock rises following such redemption, the holders of the founding warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although there is no assurance the price of our common stock would increase following a warrant redemption. We have elected to make the founding warrants non-redeemable in order to provide the purchasers a potentially longer exercise period for those warrants because they will bear a higher risk while being required to hold such warrants until following a business combination. If our stock price declines in periods subsequent to a warrant redemption and the purchasers who initially acquired these warrants from us continue to hold the founding warrants, the value of those warrants still held by these persons may also decline. The founding warrants will be differentiated from warrants, if any, purchased in or following this offering by the purchasers of the founding warrants and the other purchasers through the legending of certificates representing the founding warrants indicating the restrictions and rights specifically applicable to such warrants as are described in this prospectus.

Proposed American Stock Exchange symbols for our securities:

Units:	BST.U

Common stock:	BST

Warrants:	BST.WS

Offering proceeds to be held in trust:	$84,184,415 of the gross proceeds of this offering (approximately $7.65 per unit) will be placed in a trust account at Smith Barney, a division of Citigroup Global Markets Inc., maintained by Continental Stock Transfer & Trust Company acting as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds include the $1.4 million purchase price of the founding warrants and approximately $1.8 million in deferred underwriting discounts and commissions (or approximately $2.0 million if the over-allotment option is exercised in full). We believe that the inclusion in the trust account of the purchase price of the founding warrants and the deferred underwriting discounts and commissions is a benefit to our stockholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs prior to our completing an initial business combination. These proceeds will not be released until the earlier of (i) the completion of a business combination on the terms described in this prospectus, and (ii) our dissolution and liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering, expenses which we may incur related to the investigation and selection of a target business or the negotiation of an agreement to effect the business combination, except there can be released to us from the trust account interest earned, net of income taxes on such interest, of up to $1,800,000 on the trust account balance to fund these expenses or our other working capital requirements or to pay for the costs associated with a plan of dissolution and liquidation if we do not consummate a business combination which we estimate to be approximately $50,000 to $75,000. With this exception, these expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $200,000 after the payment of the expenses related to this offering). For more information, see the section entitled ‘‘Use of Proceeds.’’

None of the warrants may be exercised until after the consummation of a business combination. Thus, proceeds from the exercise of the warrants will be paid directly to us; those proceeds will not be held in trust. For more information, see the section entitled ‘‘Description of Securities—Warrants.’’

The stockholders must approve a business combination:	We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with any vote required for our initial business combination, all of our existing stockholders have agreed to vote the shares of common stock then owned by them, including any shares offered by this prospectus, in accordance with the majority of the shares of common stock voted by our public stockholders (other than our existing stockholders). As a result, our existing stockholders will not have any conversion rights attributable to their shares in the event that a business combination is approved by a majority of our public stockholders. We will proceed with the initial business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights as described below. Public stockholders who convert their stock into a pro rata share of the trust account retain their warrants. We view the procedures governing the approval of our initial business combination, each of which are set forth in our amended and restated certificate of incorporation, as obligations to our stockholders, and neither we nor our Board of Directors will propose, or seek shareholder approval of, any amendment of these procedures. For more information, see the section entitled ‘‘Proposed Business—Effecting a Business Combination—Opportunity for stockholder approval of a business combination.’’

Conversion rights for stockholders voting to reject a business combination:	Public stockholders (other than our existing stockholders) voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account, before payment of deferred underwriting discounts and commissions and including any interest earned on their pro rata share net of income taxes payable on such interest and net of interest income (less income taxes on such interest) of up to $1,800,000 on the trust account balance released to us to fund working capital requirements, if the business combination is approved and consummated. Our existing stockholders will not be able to convert their stock into a pro rata share of the trust account under these circumstances. We view the procedures governing the approval of our initial business combination, each of which are set forth in our amended and restated certificate of incorporation, as obligations to our stockholders, and neither we nor our Board of Directors will propose, or seek shareholder approval of, any amendment of these procedures. For more information, see the section entitled ‘‘Proposed Business—Effecting a Business Combination—Conversion rights.’’

Public stockholders (other than our existing stockholders) who convert their common stock into a pro rata share of the trust account will be paid promptly their conversion price following their exercise of conversion rights and will continue to have the right to exercise any warrants they own. The initial per share conversion price is approximately $7.65 per share. Since this amount is less than the $8.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. Because converting stockholders will receive their proportionate share of deferred underwriting compensation and the underwriters will be paid the full amount of the deferred underwriting compensation at the time of closing of our initial business combination, the non-converting stockholders will bear the financial effect of such payments to both the converting stockholders and the underwriters. This could have the effect of reducing the amount distributed to us from the trust account by up to approximately $351,824 (assuming conversion of the maximum of 19.99% of the eligible shares of common stock).

Our existing stockholders will not have any conversion rights attributable to their shares in the event that a business combination is approved by a majority of our public stockholders.

Dissolution and liquidation if no business combination:	If we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period), in accordance with our amended and restated certificate of incorporation (a) our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities and (b) our board of directors will be required to adopt, not later than 15 days after the expiration of such period, a resolution pursuant to Section 275(a) of the Delaware General Corporation Law finding our dissolution advisable and provide such notices to our stockholders as are required by Section 275(a) as promptly thereafter as possible.

Pursuant to Delaware law, our dissolution also requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. We will promptly prepare a proxy statement and notice of special meeting of stockholders in accordance with the requirements of Delaware law and the federal securities laws, which proxy statement will be required to be submitted to and reviewed by the Securities and Exchange Commission and thereafter forward the proxy statement and notice of meeting to our stockholders no less than 10 nor more than 60 days prior to our special meeting of stockholders soliciting stockholder votes with respect to our dissolution. In the event that we do not initially obtain approval for our dissolution by stockholders owning a majority of our outstanding common stock, we will continue to take all reasonable actions to obtain such approval, which may include adjourning the meeting from time to time to allow us to obtain the required vote and retaining a proxy solicitation firm to assist us in obtaining such vote. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or ever approve our dissolution. If we are not able to obtain approval from a majority of our stockholders, we cannot dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in this offering and these funds will not be available for any other corporate purpose.

We estimate that our total costs and expenses for implementing and completing our stockholder approved plan of dissolution and liquidation will be between $50,000 and $75,000. This amount includes all costs and expenses relating to filing our dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our plan of dissolution and liquidation. We believe that there should be sufficient funds available either outside of the trust account or made available to us out of the net interest earned on the trust account and released to us as working capital, to fund the $50,000 to $75,000 in costs and expenses.

Assuming our dissolution is approved by our directors and stockholders in accordance with Delaware law, holders of our common stock sold in this offering will be entitled to receive their proportionate share of our trust account, including any interest not released to us, net of taxes. In addition, such holders will be entitled to receive a pro rata portion of our remaining assets not held in trust, less amounts we pay, or reserve to pay, for all of our liabilities and obligations.

Our existing stockholders have agreed, pursuant to the letter agreements, to vote the shares beneficially owned by them in favor of our dissolution in the event we are unable to timely complete a business combination. Our existing stockholders have waived their right to receive distributions upon our liquidation prior to a business combination with respect to all shares owned by them prior to this offering. In addition, the underwriters have agreed to waive their rights to $1,760,000 (or $2,024,000 if the over-allotment is exercised in full) of deferred underwriting discounts and commissions deposited in the trust account in the event of a dissolution prior to the completion of a business combination. We will only pay the costs of our dissolution and liquidation from our remaining assets outside of the trust account.

Although we will seek to have all third parties, including any vendors, prospective target businesses and other entities with whom we engage in business, enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, we cannot assure investors that any such parties will agree to such provisions. We also cannot assure investors that any such parties will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than the initial conversion price of approximately $7.65 due to claims of such third parties. If we are unable to complete a business combination and are forced to liquidate, Richard S. Lukaj, our Chief Executive Officer, James H. Henry, our Chief Financial Officer and Treasurer, Peter A. Rust, our Senior Vice President – Corporate Development, James Peet, our Senior Vice President – Corporate Development, and Kyong K. Lee, our Senior Vice President – Corporate Finance, have each agreed to be personally liable for ensuring that the proceeds in the trust account are not reduced by the claims of any third party in each case to the extent any claims made against the trust account and the payment of such debts or obligations actually reduces the amount in the trust account. However, we cannot assure you that Messrs. Lukaj, Henry, Rust, Peet, and Lee will be able to satisfy those obligations.

Escrow of existing stockholders' shares:	On the date of this prospectus, all shares of common stock owned by our existing stockholders as of that date will be placed into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. These shares will be released from escrow on the expiration of one year after a business combination is successfully completed.

The foregoing restriction is subject to certain limited exceptions such as transfers to family members and trusts for estate planning purposes, upon death of an escrow depositor, transfers to an estate or beneficiaries, or other specified transfers. Even if transferred under these circumstances, the shares will remain in the escrow account. The shares are releasable from escrow prior to the above date only if following the initial business combination, we consummate a transaction in which all of the stockholders of the combined entity have the right to exchange their shares of common stock for cash, securities or other property.

Determination of offering amount:	We determined the size of this offering based on our estimate of the capital required to facilitate a business combination with one or more target businesses in the communications industry with a fair market value of between $65 million and $150 million. Generally, communications companies of a size within this range have sufficient assets and revenues to distinguish them from a development stage business but are not so large that we would expect to compete against larger strategic buyers and well-financed private equity firms. Although our initial business combination must be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $1.8 million or approximately $2.0 million if the over-allotment option is exercised in full) at the time of the business combination, there is no maximum limit on the fair market value of an acquired business. If we identify an attractive potential target business with a fair market value above this range, we may seek additional capital in the form of equity or debt to complete a business combination. Net of transaction fees and expenses, an offering size of $88 million results in a minimum fair market value of approximately $65 million based on 80% of our expected trust account balance (excluding deferred underwriting discounts and commissions of approximately

$1.8 million or approximately $2.0 million if the over-allotment option is exercised in full) at the time of the business combination.

Because we have neither selected nor approached any target business, we cannot predict the ultimate fair market value of an acquired business. Based on the collective experience of our management, directors and special advisors in the communications industry and publicly available media reports of recent merger activity in the communications industry, we believe that there should be numerous opportunities to acquire one or more communications companies whose fair market value, collectively, is in the range of $65 million to $150 million and we selected the offering size of $88 million ($101.2 million assuming the overallotment option is exercised in full) on that basis. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our creation. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more operating companies whose fair market value, collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $1.8 million or approximately $2.0 million if the over-allotment option is exercised in full) at the time of the business combination.

The determination of the offering price of our units and the valuation accorded to our company is more arbitrary than the pricing of securities of operating companies in the communications industry.

See ‘‘Risk Factors—Risks Associated with Our Business—We may be required to seek additional financing to consummate a business combination and if additional financing is required but is unavailable, we may be unable to complete a business combination, which could compel us to restructure the transaction or abandon it.’’

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read in conjunction with our financial statements, and the related notes and schedules thereto, which are included in this prospectus. To date, our efforts have been limited to organizational activities and activities related to this offering so only balance sheet data is presented below.

	June 30, 2006
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficit)	$(137,621)	$82,634,817
Total assets	181,069	$82,634,817
Total liabilities	170,667	—
Value of common stock that may be converted to cash (approximately $7.65 per share)	—	$16,836,882
Stockholders' equity	$10,402	$65,797,935

(1)	The working capital and total assets amounts do not include $1,760,000 being held in trust ($2,024,000 if the underwriters’ over-allotment option is exercised in full) that will be paid to the underwriters upon consummation of the initial business combination. In the event that a business combination is not consummated within the required time period, that amount will be included in the distribution to our public stockholders of the proceeds held in trust.

The ‘‘as adjusted’’ information gives effect to the sale of the units we are offering pursuant to this prospectus, including the application of the estimated gross proceeds, the receipt of $1.4 million from the sale of the founding warrants concurrently with the closing of this offering through a private placement, and the payment of the estimated remaining costs from such sale, including the repayment of an aggregate amount of $150,000 of promissory notes payable to our existing and former stockholders (the aggregate amount of these notes was increased to $187,350 on August 15, 2006).

The working capital (as adjusted) and total assets (as adjusted) amounts include the $82,424,415 of net proceeds being held in the trust account and $200,000 of net proceeds being held outside of the trust account, but exclude the $1,760,000 in deferred underwriting discounts and commissions being held in the trust account, which amounts will be distributed on completion of our initial business combination (i) to any public stockholders who exercise their conversion rights, (ii) to the underwriters in the amount of approximately $1.8 million in payment of their deferred underwriting discounts and commissions, and (iii) to us in the amount remaining in the trust account following the payment to any public stockholders who exercise their conversion rights and payment of deferred discounts and commissions to the underwriters. All such proceeds will be distributed from the trust account only upon consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, our board of directors will adopt a resolution, not later than 15 days after the expiration of such time period, finding our dissolution advisable and will provide notice as soon as possible thereafter of a special meeting of stockholders to vote on our dissolution in accordance with Delaware law. Our existing stockholders have agreed, pursuant to their letter agreements, to vote in favor of such dissolution. If our dissolution is approved by our stockholders, we will promptly adopt a plan of distribution in accordance with Delaware law, and upon adoption of a plan of dissolution, the proceeds then held in the trust account, including the deferred underwriting discounts and commissions and all interest thereon, net of income taxes on such interest and net of interest income, less income taxes on such interest, of up to $1,800,000 on the trust account balance released to us to fund working capital requirements, will be distributed as soon as practicable solely to our public stockholders. In addition, such holders will be entitled to receive a pro rata portion of our remaining assets not held in trust, less amounts we pay, or reserve to pay, for all of our liabilities and obligations. These liabilities and obligations include our corporate expenses arising during our remaining existence, including the costs of our dissolution and liquidation. Our existing stockholders have agreed to waive their respective rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination and subsequent dissolution with respect to the shares of common stock owned by them immediately prior to this offering.

We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering both vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering vote against the business combination and exercise their conversion rights. If this occurred, we would be required to convert to cash up to 2,199,999 shares of common stock, or approximately 19.99% of the aggregate number of shares of common stock sold in this offering, at an initial per-share conversion price of approximately $7.65. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest net of income taxes on such interest, after distribution of interest income on the trust account balance to us as described above, as of two business days prior to the proposed consummation of the business combination, divided by the number of shares of common stock sold in this offering.

Our existing stockholders will not have any conversion rights attributable to their shares in the event that a business combination is approved by a majority of our public stockholders.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following risks occur, our business, financial condition and results of operations may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or a part of your investment.

Risks Associated with Our Business

We are a development stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Because we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates with respect to a business combination. We will not generate any revenues (other than interest income on the proceeds of this offering held in the trust account) until, at the earliest, after the consummation of a business combination. We cannot assure you as to when, or if, a business combination will occur.

We may not be able to consummate a business combination within the required time frame, in which case, we will be forced to dissolve and liquidate.

We must complete a business combination with one or more operating businesses with a collective fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $1.8 million or approximately $2.0 million if the over-allotment option is exercised in full) at the time of the acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). If we fail to consummate a business combination within the required time frame, we will be forced to dissolve and liquidate our assets. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction under consideration and neither we, nor any representative acting on our behalf, has had any contacts or discussions with any target business regarding such a transaction.

If we do not timely consummate a business combination, we will be required to dissolve, but such dissolution requires the approval of holders of a majority of our outstanding stock in accordance with Delaware law. Without this stockholder approval, we will not be able to dissolve and liquidate and we will not distribute funds from our trust account to holders of our common stock sold in this offering.

If we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement is executed within 18 months after the consummation of this offering and the business combination relating thereto is not consummated within such 18-month period), our amended and restated certificate of incorporation (a) provides that our corporate powers will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities and (b) requires that our Board of Directors, no later than 15 days after the expiration of such time period, adopt a resolution finding our dissolution advisable and provide notice as soon as possible thereafter of a special meeting of stockholders to vote on our dissolution. Pursuant to Delaware law, our dissolution also requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. In order to solicit such stockholder approval, (i) our Board of Directors will cause to be prepared a preliminary proxy statement setting forth the Board of Directors' recommendation that we dissolve; (ii) we would expect that on the date that the Board of Directors adopts such recommendation, we would file the preliminary proxy statement with the Securities and Exchange Commission; (iii) if the Securities and Exchange Commission does not review the preliminary proxy statement, then 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders at which they will either approve or reject our dissolution; and (iv) if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty), and we will convene a meeting of our stockholders at which they will either approve or reject our dissolution. We will pay the costs of our plan of dissolution and liquidation of the trust account from funds available either outside of the trust account or made available to us out of the net interest earned on the trust account and released to us as working capital and we estimate such costs to be between $50,000 and $75,000.

In the event that we do not initially obtain approval for our dissolution by stockholders owning a majority of our outstanding common stock, we will continue to take all reasonable actions to obtain such approval, which may include adjourning the meeting from time to time to allow us to obtain the required vote and retaining a proxy solicitation firm to assist us in obtaining such vote. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or ever approve our dissolution. If we are not able to obtain approval from a majority of our stockholders, we cannot dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in this offering and these funds will not be available for any other corporate purpose.

If we are forced to dissolve and liquidate before a business combination, our public stockholders will receive less than $8.00 per share upon distribution of the funds held in the trust account and our warrants will expire with no value.

If we are unable to complete a business combination and are forced to dissolve and liquidate our assets, the per-share liquidation amount will be less than $8.00 because of the expenses related to this offering, our general and administrative expenses and the anticipated cost of seeking a business combination. Furthermore, the warrants will expire worthless if we dissolve and liquidate before the completion of a business combination. For more information, see the section entitled ‘‘Proposed Business—Effecting a Business Combination—Liquidation if no business combination.’’

Upon distribution of the trust fund, our stockholders may be held liable for claims of third parties against us to the extent of distributions received by them.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If a corporation complies with certain statutory procedures set forth in Section 280 of the Delaware General Corporation Law, any liability of the stockholder would be barred with regard to any claim against the corporation on which an action, suit or proceeding is not begun prior to the third anniversary of the dissolution. The procedures in Section 280 include a 60-day notice period during which any third-party claims may be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions may be made to stockholders. However, we will seek stockholder approval to make liquidating distributions to our holders of common stock sold in this offering as soon as reasonably practicable following our dissolution in accordance with Section 281(b) of the Delaware statute. Therefore, our stockholders could potentially be liable for a claim against our company on which an action, suit or proceeding is not begun prior to the third anniversary of such dissolution. For further information on the statutory dissolution procedures, see ‘‘Proposed Business —Effecting a Business Combination —Liquidation if no business combination.’’

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by our stockholders will be less than approximately $7.65 per share. There can be no assurance that Messr. Lukaj, Henry, Rust, Peet and Lee will be able to satisfy their obligations to be personally liable for ensuring that the proceeds in the trust account are not reduced.

Our placing of funds in a trust account may not protect those funds from third-party claims against us. Upon our dissolution, we will be required, pursuant to Delaware General Corporation Law Sections 280 and 281, to pay or make reasonable provision to pay all claims and obligations of the corporation, including contingent or conditional claims, which we intend to pay, to the extent sufficient to do so, from our funds not held in trust. Although we will seek to have all third parties, including any vendors, prospective target businesses and other entities with whom we engage in business, enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will enter into such agreements. Nor is there any guarantee that such third parties will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than the initial conversion price of approximately $7.65 due to claims of such third parties. If we are unable to complete a business combination and are forced to liquidate, Richard S. Lukaj, our Chief Executive Officer, James H. Henry, our Chief Financial Officer and Treasurer, Peter A. Rust, our Senior Vice President – Corporate Development, James Peet, our Senior Vice President − Corporate Development, and Kyong K. Lee, our Senior Vice President – Corporate Finance, have each agreed to be personally liable for ensuring that the proceeds in the trust account are not reduced by the claims of any third party, in each case to the extent any claims made against the trust account and the payment of such debts or obligations actually reduces the amount in the trust account. However, we cannot assure you that Messrs. Lukaj, Henry, Rust, Peet, and Lee will be able to satisfy those obligations. In addition, creditors may seek to interfere with the distribution process under state or federal creditor and bankruptcy laws. Accordingly, the actual per share distribution price could be less than approximately $7.65 due to claims of third parties.

If we fail to consummate a business combination within the required time period, there may be a substantial delay before our public stockholders receive liquidating distributions from the trust account in the event we had insufficient funds to pay expenses in connection with our dissolution and liquidation.

We estimate that upon our failure to consummate a business combination within the required time period, the legal and administrative expenses in connection with the solicitation of our shareholders' consent to dissolve and executing our plan of dissolution and liquidation will be approximately $50,000 to $75,000. We believe there should be sufficient funds available either outside of the trust account or made available to us out of the net interest earned on the trust account and released to us to fund the estimated $50,000 to $75,000 in expenses. However, if we have insufficient funds available outside of the trust account to pay these expenses after the deadline to complete a business combination has passed, we would have to make alternate arrangements to pay the dissolution and liquidation expenses. This could result in a substantial delay before our public stockholders receive liquidating distributions from the trust account, in addition to the delay imposed by our duties to comply with Delaware General Corporation Law procedures and federal securities laws and regulations.

The report of BDO Seidman, LLP, our independent registered public accounting firm, says that we may be unable to continue as a going concern.

We have no revenues from our operations and an accumulated deficit and our viability as a going concern depends on our ability to successfully complete a business combination within the required time limits. Citing these and other factors, the report of BDO Seidman, LLP, our independent registered public accounting firm, says that we may be unable to continue as a going concern.

An effective registration statement or a current prospectus may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be worthless.

No warrants will be exercisable and we will not be obligated to issue shares of our common stock unless, at the time a holder seeks to exercise such warrants, we have registered with the SEC the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock is available. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. Additionally, under the terms of the warrant agreement, under no circumstances will we be required to net cash settle the warrant exercise. Consequently, if the common stock is not registered with the SEC or if the prospectus relating to such common stock issuable upon exercise of the warrants is not current, the warrants may be deprived of any value, the market for the warrants may be limited, the holders of warrants may not be able to exercise their warrants and such warrants may expire worthless, in which event a purchaser of units will have paid the full unit purchase price solely for the shares underlying the units.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being an effective registration statement and a current prospectus available during the entire period after notice of redemption and ending on the scheduled redemption date, we may redeem the warrants issued as a part of our units at any time after the warrants become exercisable in whole and not in part, at a price of $.01 per warrant, upon a minimum of 30 days' prior written notice of redemption if and only if the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which the notice of redemption is given. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price therefore at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

Unlike the warrants received in this public offering, the founding warrants may be exercised regardless of whether an effective registration statement is in place and a current prospectus is available.

The founding warrants to be issued to our existing stockholders through a private placement concurrent with the consummation of this offering may be exercised pursuant to an exemption to the requirement that the securities underlying such warrants be registered pursuant to an effective registration statement. Therefore, the founding warrants may be exercised whether or not an effective registration statement is in place. The warrants received in this public offering are not issued under this exemption and therefore they may only be exercised if an effective registration statement is in place and a current prospectus is available. We are required only to use our best efforts to maintain an effective registration statement and ensure that a current prospectus is in place. If we are unable to do so, the warrants issued in this public offering may expire worthless.

The loss of key executives could materially adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of key executives. We believe that our success depends on the continued service of our key executive management team. We cannot assure you that such individuals will remain with us for the immediate or foreseeable future. We do not have employment contracts with any of our current executives and do not expect to enter into employment contracts with any of our executives. The unexpected loss of the services of one or more of these executives could have a material detrimental effect on us.

Our officers and directors will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a material negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full-time employees prior to the consummation of a business combination. Each of our officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our officers' and directors' other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could materially limit their ability to devote time to our affairs and could have a material negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section entitled ‘‘Certain Relationships and Related Transactions.’’

You will not be entitled to protections normally afforded to investors of blank check companies under federal securities laws.

Because the net proceeds of this offering are intended to be used to complete a business combination with one or more operating businesses that have not been identified, we may be deemed to be a ‘‘blank check’’ company under federal securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and subsequently will file a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, including an audited balance sheet demonstrating this fact, we believe that we are exempt from the rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we do not believe we are subject to Rule 419, our units will be immediately tradable and we will have a longer period of time within which to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled ‘‘Proposed Business—Comparison to Offerings of Blank Check Companies.’’

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

•	upon consummation of this offering, a portion of the offering proceeds shall be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with a business combination or thereafter, upon our dissolution and liquidation, or that there can be released to us from the trust account interest earned, net of income taxes on such interest, of up to $1,800,000 on the trust account balance to fund our working capital requirements, or as otherwise permitted in the amended and restated certificate of incorporation;

•	we establish and maintain an audit committee composed entirely of independent directors;

•	prior to the consummation of our initial business combination, we will submit such business combination to our stockholders for approval;

•	we may consummate our initial business combination if approved by a majority of our stockholders and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

•	if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including interest earned on the trust account, net of income taxes payable on such interest and net of interest income (less income taxes on such interest) of up to $1,800,000 on the trust account balance released to us to fund working capital requirements;

•	if our initial business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public stockholders their pro rata share of the trust account; and

•	we may not consummate our initial merger, acquisition, asset purchase, stock purchase or business combination transaction unless it meets the conditions specified in this prospectus, including the requirement that the business combination be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $1.8 million or approximately $2.0 million if the over-allotment option is exercised in full) at the time of such business combination.

Under Delaware law, the foregoing provisions may be amended if our Board of Directors adopts a resolution declaring the advisability of an amendment and calls a shareholders meeting, at which the holders of a majority of our outstanding stock vote in favor of such amendment. Any such amendment could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions. However, we view these provisions as obligations to our stockholders, and neither we nor our Board of Directors will propose, or seek shareholder approval of, any amendment of these provisions.

Because we have not selected any prospective target businesses, you will be unable to ascertain the merits or risks of any particular target business' operations.

Because we have not yet selected or approached any prospective target businesses with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business' operations, financial condition or prospects. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in its business operations. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors, or that we will have adequate time to complete due diligence. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in any particular target business. For a more complete discussion of our selection of target businesses, see the section entitled ‘‘Proposed Business—Effecting a Business Combination—We have neither selected nor approached any target businesses.’’

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to complete a business combination.

Through October 3, 2006, based upon publicly available information, we believe that approximately 63 similarly structured blank check companies have completed initial public offerings since January 2005 and numerous others have filed registration statements for initial public offerings. Based upon publicly available information, we believe that only 2 of these companies have consummated a business combination, while 20 other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, we believe there are approximately 41 blank check companies with approximately $3.5 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, we believe there are approximately 49 offerings that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies have specific industries that they must complete a business combination in, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies (including large private equity and similar firms) seeking to consummate a business plan similar to ours which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, that only a small number of similarly structured blank check companies have completed a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

A significant portion of working capital could be expended in pursuing acquisitions that are not consummated.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or other fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction, potentially including down payments or exclusivity or similar fees, would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including those beyond our control such as that 20% or more of our public stockholders vote against the transaction and exercise their conversion rights even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. For more information, see the section entitled ‘‘Proposed Business—Effecting a Business Combination—We have neither selected nor approached any target businesses.’’

We may be required to seek additional financing to consummate a business combination and if additional financing is required but is unavailable, we may be unable to complete a business combination, which could compel us to restructure the transaction or abandon it.

Because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular business combination. We may be required to seek additional financing in order to consummate a business combination if the net proceeds of this offering prove to be insufficient or we become obligated to convert into cash a significant number of shares of dissenting stockholders. We cannot assure you that such financing would be available on favorable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon it and seek an alternative potential target business.

We may issue additional shares of our capital stock, including through convertible debt securities, to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 40,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001. Immediately after this offering (assuming no exercise of the underwriters' over-allotment option), there will be 14,250,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue any additional securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of preferred stock, including upon conversion of any debt securities:

•	may significantly reduce the equity interest of investors in this offering;

•	will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may materially affect, among other things, our ability to use our net operating loss carryforwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

•	may materially adversely affect prevailing market prices for our common stock.

For a more complete discussion of the possible structure of a business combination, see the section entitled ‘‘Proposed Business—Effecting a Business Combination—Selection of target businesses and structuring of a business combination.’’

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may materially adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this offering to incur any debt, we may choose to incur a substantial amount of debt to finance a business combination. Our incurrence of substantial debt could have important consequences to you. For example, it could:

•	lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	cause an acceleration of our obligation to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of any debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	create an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand; and

•	materially hinder our ability to obtain additional financing, if necessary, to the extent any debt documents contain covenants restricting our ability to obtain additional financing while such debt is outstanding, or to the extent our existing leverage discourages other potential investors.

•	make it materially more difficult for us to pay dividends on our common stock;

•	require us to dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which will materially reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	materially limit our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	make us materially more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	materially limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy, or other purposes; and

•	place us at a material disadvantage compared to our competitors who have less debt.

Any of the above listed factors could materially adversely affect our business and results of operations. The terms on which we are able to incur debt will depend on the financial condition and prospects of our target business. Furthermore, if our debt bears interest at floating rates, our interest expense could increase if interest rates rise. If we do not have sufficient earnings to service any debt incurred, we could need to refinance all or part of that debt, sell assets, borrow more money or sell securities, none of which we can guarantee we will be able to do on commercially reasonable terms or at all.

Our ability to successfully effect a business combination and effectively operate our business will be completely dependent upon the efforts of our key personnel, some of whom may join us following a business combination and may be unfamiliar with the requirements of operating a public company, which may materially adversely affect our operations.

Our ability to successfully effect a business combination will be completely dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although some of our key personnel, particularly Messrs. Baker, Lukaj, Henry, Peet, Rust and Lee, are expected to remain associated with the target business following a business combination, they are not obligated to do so, and we cannot assure you that the resignation or retention of our current management will be included as a term or condition in any agreement with respect to a business combination. In addition, we may employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct or that these individuals will remain with us. These individuals may be unfamiliar with the requirements of operating a public company as well as U.S. securities laws which could cause us to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues that may materially adversely affect our operations.

Our officers and directors are and may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors are currently and may in the future become affiliated with entities, including other ‘‘blank check’’ companies, engaged in business activities similar to those intended to be conducted by us (subject to our officers' agreement not to become affiliated as an officer, director or stockholder of another blank check company intending to acquire a business in the communications industry). Further, certain of our officers and directors are currently involved, and our future officers and directors may be involved, in other businesses that are similar to the business activities that we intend to conduct following a business combination. Our officers and directors may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Due to these existing and potential future affiliations with these and other entities, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us, which could cause additional conflicts of interest. Accordingly, they may have conflicts of interests in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. For a complete discussion of our management's business affiliations and the potential conflicts of interest that you should be aware of, as well as the non-compete agreements that we will enter into with our officers prior to the closing of this offering, see the sections entitled ‘‘Management—Directors, Executive Officers and Special Advisors’’ and ‘‘Certain Relationships and Related Transactions.’’

Because several of our directors and special advisors and BSTFC Management LLC, an entity formed by our officers, own certain of our securities that will not participate in liquidation distributions, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Several of our directors and special advisors and BSTFC Management LLC, an entity formed by our officers, own stock in our company, but have, with respect to shares of our common stock acquired by them prior to this offering, waived their right to receive distributions upon our dissolution and liquidation in the event we fail to complete a business combination. Additionally, our existing stockholders will purchase a combined total of 1,000,000 founding warrants concurrently with the closing of this offering. The warrant purchases demonstrate the confidence of the existing stockholders in our business plan because the warrants expire with no value if we are unable to consummate a business combination. None of our existing stockholders or their affiliates are precluded from acquiring warrants or common stock in the aftermarket if they so choose but they are not obligated to do so except as described above. The investment in the founding warrants by our existing stockholders will be worthless if we do not consummate a business combination, and the $1.4 million purchase price of the founding warrants will be included in the amount in the trust account that is distributed to our public stockholders in the event of our dissolution and liquidation. The personal and financial interests of our officers and directors and special advisors, as described above, may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. Consequently, the discretion of our officers, directors and special advisors in identifying and selecting suitable target businesses may result in a conflict of interest when determining whether a particular business combination is appropriate and in our stockholders' best interest.

Our directors', officers' and special advisors' interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the stockholders' best interest.

Our directors, officers and special advisors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust fund and the amount of interest income from the trust account, net of income taxes on such interest, of up to a maximum of $1,800,000 unless the business combination is consummated. These amounts are based on management's estimates of the funds needed to fund our operations for the next 24 months and consummate a business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with a business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an acquisition that is not consummated. The financial interest of our directors, officers and special advisors could influence their motivation in selecting a target business or negotiating with a target business in connection with a proposed business combination and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest.

Our directors, officers and special advisors may be negotiating their employment or consulting agreements with us at the same time they are negotiating the terms of the business combination, which may lead to a conflict of interest as their interest in employment with us following a business combination may lead to them to pursue business combinations or negotiate compensation arrangements that may not be in our public stockholders' best interest.

The future role, if any, of our officers, directors and special advisors, in the target businesses cannot presently be stated with any certainty. Although some of our officers, directors and special advisors, particularly Messrs. Baker, Lukaj, Henry, Peet, Rust and Lee, are expected to remain associated with the target business following a business combination, they are not obligated to do so. If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain with the combined company if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely that our current management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business' management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination. Additionally, such negotiations may take place simultaneously with the negotiation of the terms of the business combination, and the personal or financial interest of our officers, directors and special advisors in such employment or consulting agreements may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination or whether these employment or consulting agreements are appropriate under the circumstances. These potential conflicts of interests may not be resolved in a manner that is in our public stockholders' best interests.

If our common stock becomes subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be materially adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the ‘‘penny stock’’ rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser's written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents that identify certain risks associated with investing in ‘‘penny stocks’’ and that describe the market for these ‘‘penny stocks,’’ as well as a purchaser's legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in ‘‘penny stock’’ can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be materially adversely affected. As a result, the market price of our securities may be materially depressed, and you may find it more difficult to sell our securities.

It is probable that we will only be able to complete one business combination, which may cause us to be solely dependent on a single business and a limited number of products or services.

The net proceeds from this offering will provide us with approximately $82,624,415 which we may use to identify a target business and complete a business combination. Although we may seek to effect a business combination with more than one target business, our initial business acquisition must be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $1.8 million or approximately $2.0 million if the over-allotment option is exercised in full) at the time of the acquisition. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including insufficient financing or the difficulties involved in consummating the contemporaneous acquisition of more than one operating company. Therefore, it is probable that we will have the ability to complete a business combination with only a single operating business, which may have only a limited number of products or services. The resulting lack of diversification may:

•	result in our dependency upon the performance of a single or small number of operating businesses;

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

We may acquire a target business with a history of substantial losses or other financial or operational challenges with the intent of making the target business profitable but be unsuccessful in our attempt to do so.

We may acquire a target business that is not profitable, has not generated any cash flow and may never generate any cash flow or is otherwise distressed with the intent of making the target business profitable. However, we may fail to successfully restructure or operate the target business, which could have a material adverse effect on our results of operations and financial condition.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including blank check companies, venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic, competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations. Many of these competitors possess greater technical, financial, human and other resources than we do. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, together with additional financing if available, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

•	our obligation to seek stockholder approval of a business combination may materially delay the consummation of a transaction;

•	our obligation to convert into cash the shares of common stock in certain instances may materially reduce the resources available for a business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a material competitive disadvantage in successfully negotiating a business combination, particularly against a competitor that does not need stockholder approval.

In addition, because our business combination may entail the contemporaneous acquisition of several operating businesses and may be with different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

We may have insufficient resources to cover our operating expenses and the expenses of consummating a business combination; We are relying on interest earned on the trust account balance to fund our search for a target business or businesses and to complete our initial business combination.

We have reserved approximately $200,000 from the proceeds of this offering and we are entitled to have released to us interest income from the trust account, net of income taxes on such interest, of up to a maximum of $1,800,000 to cover our operating expenses for the next 24 months and to cover the expenses incurred in connection with a business combination. These amounts are based on management's estimates of the costs needed to fund our operations for the next 24 months and consummate a business combination. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. In addition, we are relying on interest earned (up to $1,800,000) on the trust account to cover these expenses and to the extent that the interest earned is below our expectation, we may have insufficient funds available to operate our business prior to our initial business combination. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing, either from our management or the existing stockholders or from third parties. We may not be able to obtain additional financing and our existing stockholders and management are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing when needed to consummate a particular business combination, we would be compelled to restructure or abandon that particular business combination or seek alternate target businesses, and eventually may be forced to dissolve and liquidate prior to consummating a business combination. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business or businesses. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business or businesses.

Our existing stockholders, including several of our directors, one of our special advisors and BSTFC Management LLC, an entity formed by our officers, control a substantial interest in us and thus may materially influence certain actions requiring stockholder vote.

Upon consummation of our offering, our existing stockholders, including several of our directors, one of our special advisors and BSTFC Management LLC, an entity formed by our officers, will collectively own approximately 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). In addition, our existing stockholders will purchase a combined total of 1,000,000 founding warrants concurrently with the closing of this offering. The warrant purchases demonstrate the confidence of the existing stockholders in our business plan because the warrants expire with no value if we are unable to consummate a business combination. None of our existing stockholders or their affiliates are precluded from acquiring warrants or common stock in the aftermarket if they so choose but they are not obligated to do so except as described above. Although these warrants are not exercisable until after the completion of our initial business combination, the exercise at that time would further increase our existing stockholders' ownership of the issued and outstanding shares of our common stock.

In connection with the vote required for our initial business combination, all of our existing stockholders have agreed to vote the shares of common stock owned by them, including any shares offered by this prospectus, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders.

Our Board of Directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our ‘‘staggered’’ Board of Directors, only a minority of the Board of Directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination and may continue to exercise substantial control after a business combination due to their significant ownership. In addition, the affiliates and relatives of our existing stockholders are not prohibited from purchasing units in this offering or shares in the aftermarket, and they will have full voting rights with respect to any shares of common stock they may acquire, either through this offering or in subsequent market transactions. If they do, we cannot assure you that our existing stockholders, through their affiliates and relatives, will not have considerable influence upon the vote in connection with a business combination.

Our stock ownership could be concentrated after this offering.

In accordance with the initial listing standards of the American Stock Exchange, we anticipate that our common stock will initially be held by more than 400 public holders. See ‘‘Description of

Securities—Listing.’’ However, it is possible that following this offering certain investors may hold 20% or more of our common stock. Subject to meeing the initial lising standards of the American Stock Exchange, there is no limitation on the portion of our outstanding common stock that may be acquired by any given investor or group of investors in this offering or in the secondary market. Because we may consummate our initial business combination only if public stockholders owning in the aggregate less than 20% of the shares sold in this offering exercise their conversion rights, approval of that business combination may depend on the conversion decision of one or a few investors. In addition, if we consummate our initial business combination, investors owning a large proportion of our common stock will have significant influence over major decisions of corporate policy and other matters submitted to a vote of our stockholders.

Our amended and restated certificate of incorporation and by-laws contain certain provisions that may make it more difficult, expensive or otherwise discourage, a tender offer or a change in control or takeover attempt by a third party, even if such a transaction would be beneficial to our stockholders.

The existence of certain provisions in our amended and restated certificate of incorporation and by-laws may have a material negative impact on the price of our common stock by discouraging a third party from purchasing our common stock. These provisions could also have the effect of materially discouraging a third party from pursuing a non-negotiated takeover of our company and preventing certain changes of control. In addition to our staggered board, our by-laws require that, subject to certain exceptions, any stockholder desiring to propose business or nominate a person to the Board of Directors at a stockholders meeting must give notice of any proposals or nominations within a specified time frame. For further discussion of these provisions, see the section below entitled ‘‘Description of Securities—Restrictive Provisions of Our Amended and Restated Certificate of Incorporation and By-Laws.’’

Our existing stockholders paid approximately $0.01 per share for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 28.8% or $2.30 per share (the difference between the pro forma net tangible book value per share of $5.70 and the initial offering price of $8.00 per unit).

Our outstanding warrants may have a material adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 11,000,000 shares of common stock. We will also sell a combined total of 1,000,000 founding warrants to our existing stockholders concurrently with the closing of this offering. To the extent we issue shares of common stock, or the target seeks common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effect a business combination or increase the acquisition cost of a target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have a material adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If we seek to effect a business combination with an entity that was, but is no longer, affiliated with our management, directors or special advisors, conflicts of interest could arise.

We will not acquire companies currently affiliated with any of our management, directors or special advisors. However, we may acquire companies that were, but are no longer, affiliated with our management, directors or existing stockholders if a company has not been affiliated with any of our management, directors or special advisors for a period of five years prior to the effectiveness of this registration statement. Should we seek to do so, a potential or actual conflict of interest would exist. For example, such a transaction may create an appearance that a director, officer or special advisor recommended a business combination solely for personal profit and not because it was in our best interest. Our management and Board intend to act in accord with their fiduciary duties to us and to our shareholders. We currently do not have any plan to acquire a communications company which was, but is no longer, affiliated with our management.

If our existing stockholders exercise their registration rights, it may have a material adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to demand that we register the resale of their shares of common stock at any time after the release of their shares from escrow which, except in limited circumstances, will occur on the expiration of one year after a business combination is successfully completed. In addition, the holders of the founding warrants can demand that we register those warrants and the underlying shares of common stock at any time after the founding warrants become exercisable by their terms. We will bear the cost of registering these securities. For more information, please see the section entitled ‘‘Description of Securities—Shares Eligible for Future Sales—Registration rights.’’ If our existing stockholders and the holders of the founding warrants exercise their registration rights with respect to all of their shares of common stock and warrants, then there will be an additional 2,750,000 shares of common stock and 1,000,000 warrants and/or up to 1,000,000 shares of common stock issued on exercise of the warrants eligible for trading in the public market. The presence of these additional securities eligible for trading in the public market may have a material adverse effect on the market price of our common stock. In addition, the existence of these rights may make it materially more difficult to effect a business combination or materially increase the acquisition cost of a target business, as the stockholders of a particular target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

In the event that our securities are listed on the American Stock Exchange, the American Stock Exchange may delist our securities from quotation on its exchange which could limit investors' ability to make transactions in our securities and subject us to additional trading restrictions.

We cannot assure you that our securities, if listed, will continue to be listed on the American Stock Exchange in the future. In addition, in connection with a business combination, it is likely that the American Stock Exchange may require us to file a new listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time. If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a ‘‘penny stock,’’ which would require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a more limited amount of news and analyst coverage for our company;

•	a decreased ability to issue additional securities or obtain additional financing in the future; and

•	a decreased ability of our securityholders to sell their securities in certain states.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it materially difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities, each of which may make it materially difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in money market funds meeting conditions of the Investment Company Act of 1940 or securities issued or guaranteed by the United States. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. Notwithstanding our belief that we are not required to comply with the requirements of such act, we cannot assure you that we will never be so required. For instance, in the event that our company does not consummate a business combination within the 18 months (or within 24 months, as applicable) after the consummation of this offering and our stockholders do not approve a plan of dissolution and liquidation, the proceeds may remain in the trust account for an indeterminable amount of time and we may be considered to be an investment company and thus required to comply with such act. If we were deemed to be subject to such act, compliance with these additional regulatory burdens would require additional expense that we have not provided for.

Our directors may not be considered ‘‘independent’’ under the policies of the North American Securities Administrators Association, Inc. and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.

Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because several of our directors own shares of our securities and each of our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not ‘‘independent.’’ If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Subject to availability of proceeds not placed in the trust account and interest income, net of income taxes, available to us,, there is no limit on the amount of out-of-pocket expenses that could be incurred. We have agreed with the underwriters that, prior to the consummation of our initial business combination or our liquidation, our audit committee will review and approve all expense reimbursements made to our officers, directors or special advisors and that any expense reimbursements payable to members of our audit committee will be reviewed and approved by our Board of Directors, with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income, net of income taxes, available to us, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be ‘‘independent,’’ we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

Risks Associated with the Communications Industry

Our investments in communications companies may be extremely risky due, in part, to market conditions, and we could lose all or part of our investments.

An investment in communications companies may be extremely risky relative to an investment in companies operating in other industries.

Communications companies typically have limited operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors' actions and market conditions, as well as general economic downturns. In addition, communications companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position.

In recent years, a number of internet companies have filed for bankruptcy or liquidated, and many large companies whose purchases affect the demand for products and services in the communications industry have experienced financial difficulties, which may result in decreased demand for such products and services in the future. Our investments in the communications industry may be extremely risky and we could lose all or part of our investments.

The information available regarding communications companies is limited which could result in poor investment decisions on our part and we could lose all or part of our investments.

Many communications companies are privately owned and there is generally little publicly available information about these companies. Although we intend to conduct a due diligence review of any potential target businesses, including a review of non-public information available to us, we may not learn all material information regarding these businesses. As a result, we may make investment decisions based on incomplete information. If we are unaware of material problems in a business in which we invest, our investments may be extremely risky.

If we make an investment in a communications company that is dependent on current management, the loss of such management may materially affect results of operations.

Communications companies are often dependent on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on the operations of any communications company we may acquire.

The communications industry is highly cyclical, which may materially affect our future performance and ability to sell our products or services and, in turn, hurt our profitability.

Customers of communications products and services tend to defer purchases during periods of economic weakness, opting instead to continue to use what they already own. Conversely, during periods of economic strength, communications sales frequently exceed expectations. As a consequence, revenues and earnings for communications companies may fluctuate more than those of less economically sensitive companies. Due to the cyclical nature of the communications industry, inventories may not always be properly balanced, resulting in lost sales when there are shortages or write-offs when there are excess inventories. This may materially adversely affect the business, financial condition, and results of operations of any target businesses that we may acquire. Moreover, many of the customers of communications products and services also may be subject to similar cycles and less able to pay for such products and services during periods of economic weakness.

If we are unable to keep pace with the changes in the communications industry, the products of any target business that we acquire could become obsolete and it could materially hurt our results of operations.

The communications industry is generally characterized by intense, rapid changes, often resulting in product obsolescence or short product life cycles. Our ability to compete after the consummation of a business combination will be dependent upon our ability to keep pace with changes in the industry. If we are ultimately unable to adapt our operations as needed, our business, financial condition and results of operations following a business combination will be materially adversely affected.

The communications industry is highly competitive and we may not be able to compete effectively which could materially adversely affect our revenues and profitability upon consummation of a business combination.

The communications industry is rapidly evolving and intensely competitive. We expect competition to intensify in the future. Many of the competitors we will face upon consummation of a business combination will have significantly greater financial, technical, manufacturing, marketing and other resources than we do. Competing with these companies after a business combination will require investment by us in engineering, research and development and marketing. We may not have the resources to make these investments and may not be successful in making these investments. In addition, the management of our competitors may have greater operating resources and experience in their respective industries. Some of these competitors may also offer a wider range of services than we can and may have greater name recognition and a larger client base. For example, cable network operators and telecommunications operators are increasingly offering similar products in an effort to become an all-in-one provider of voice, high speed internet access and video services to customers. These competitors may be able to respond more quickly and effectively to new or changing opportunities, technologies and client requirements. They may also be able to undertake more extensive promotional activities, offer more attractive terms to clients, and adopt more aggressive pricing policies. If we are unable to compete effectively following a business combination, our business, financial condition, results of operations and prospects could be materially adversely affected.

We may not be able to comply with government regulations that may be adopted with respect to the communications industry.

The communications industry has historically been subject to substantial government regulation. The FCC is continuing implementation of the Telecommunications Act of 1996, which, when fully implemented, may significantly impact the communications industry and change federal, state and local laws and regulations regarding the provision of cable, internet and telephony services. After we complete a business combination, these regulations may materially affect the types of products or services we may offer, the rates we are permitted to charge and our method of operation. We cannot assure you that regulations currently in effect or adopted in the future will not have a material adverse affect on our ability to acquire a particular target or the operations of a business acquired by us.

We may be unable to protect or enforce the intellectual property rights of any target businesses that we acquire.

After completing a business combination, the procurement and protection of trademarks, copyrights, patents, domain names, trade dress, and trade secrets will be critical to our success. We will likely rely on a combination of copyright, trademark, trade secret laws and contractual restrictions to protect any proprietary technology and rights that we may acquire. Despite our efforts to protect those proprietary technology and rights, we may not be able to prevent misappropriation of those proprietary rights or deter independent development of technologies that compete with the business we acquire. Our competitors may claim that we are infringing on their intellectual property rights and seek damages, the payment of royalties, licensing fees and/or an injunction against the sale of our products or services. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. It is also possible that third parties may claim we have infringed their patent, trademark, copyright or other proprietary rights. Claims or litigation, with or without merit, could result in substantial costs and diversions of resources, either of which could have a material adverse effect on our competitive position and business. Depending on the target business or businesses that we acquire, it is likely that we will have to protect copyrights, trademarks, patents, and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location. With respect to certain proprietary rights, such as trademarks and copyrighted materials, of the target business or businesses that we will acquire, we expect that the target business or businesses will have entered into license agreements in the past and will continue to enter into such agreements in the future. These licensees may take actions that materially diminish the value of such target business or businesses' proprietary rights or cause material harm to such target business or businesses' reputation.

USE OF PROCEEDS

We estimate that the proceeds of this offering and the private placement will be used as set forth in the following table:

	Without Over- Allotment Option	With Over- Allotment Option
Offering gross proceeds	$88,000,000	$101,200,000
Proceeds from warrant purchases by our existing stockholders	$1,400,000	$1,400,000
Total gross proceeds	$89,400,000	$102,600,000
Offering expenses (1)
Underwriting discount (7% of gross proceeds) (2)	6,160,000	7,084,000
Legal fees and expenses (including Blue Sky services and expenses)	360,000	360,000
Miscellaneous expenses (3)	30,000	30,000
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	32,485	32,485
NASD filing fee	28,100	28,100
AMEX application and listing fees	65,000	65,000
Total offering expenses	$6,775,585	$7,699,585
Proceeds after offering expenses	$82,624,415	$94,900,415
Net proceeds held in trust	$82,424,415	$94,700,415
Deferred underwriting discounts and commissions held in trust	$1,760,000	$2,024,000
Total held in trust	$84,184,415	$96,724,415
Percentage of proceeds held in trust	95.7%	95.6%
Net proceeds not held in trust	$200,000	$200,000

Use of net proceeds not held in trust and up to $1,800,000 of the interest income earned on the trustaccount (net of taxes payable) that may be released to us to cover our working capital requirements
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$800,000
Due diligence of prospective target businesses	250,000
Legal and accounting fees relating to SEC reporting obligations	40,000
Administrative fees relating to office space	180,000
Working capital to cover miscellaneous expenses, director and officer insurance and reserves	730,000
Total	$2,000,000

(1)	A portion of the offering expenses have been paid from the funds we received from our existing stockholders, as described below. These funds will be repaid upon consummation of this offering out of the proceeds of this offering.

(2)	The amount of underwriting discount and the amount held in trust includes $1,760,000 (or $2,024,000 if the over-allotment option is exercised in full) that will be paid to the underwriters upon consummation of the initial business combination and will not be available for use to acquire an operating business. In the event that a business combination is not consummated within the required time period, that amount will be included in the distribution to our public stockholders of the proceeds held in trust.

(3)	Miscellaneous expenses include the reimbursement of our existing stockholders for out-of-pocket expenses incurred in connection with the offering.

We intend to use the proceeds from the sale of the units to acquire one or more operating businesses in the communications industry.

Of the gross proceeds from this offering and the private placement, $84,184,415, or $96,724,415 if the underwriters' over-allotment option is exercised in full, of which $1,760,000 or $2,024,000, if the underwriter's over-allotment option is exercised in full, is attributable to the deferred underwriters' discounts and commissions, will be placed in a trust account at Smith Barney, a division of Citigroup Global Markets Inc., maintained by Continental Stock Transfer & Trust Company acting as trustee. Except for interest income released to us, net of income taxes, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our dissolution and liquidation. All amounts held in the trust account that are not converted to cash or released to us as interest income, net of income taxes, will be released on closing of our initial business combination with one or more target businesses which have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $1.8 million or approximately $2.0 million if the over-allotment option is exercised in full) at the time of such business combination, subject to a majority of our public stockholders voting in favor of the business combination and less than 20% of the public stockholders voting against the business combination and electing their conversion rights. Following release from the trust account of interest income, net of income taxes, on the trust account balance that we may use for working capital requirements and after payment of the conversion price to any public stockholders who exercise their conversion rights, the underwriters will receive their deferred underwriting discounts and commissions, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial combination occurs. If the remaining funds released to us are more than the purchase price or the business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of acquired business, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies in the communications industry, or for working capital.

We have agreed to pay The Bank Street Group LLC a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. We believe that, based on rents and fees for similar services in the Stamford, Connecticut metropolitan area, the fee charged by The Bank Street Group LLC is at least as favorable as we could have obtained from an unaffiliated third party.

We intend to use the excess working capital (approximately $730,000) for premiums for director and officer liability insurance and for insurance for third-party claims against the trust (approximately $300,000), with the balance of $430,000 being held in reserve for other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our directors, officers and special advisors in connection with activities on our behalf as described below including without limitation approximately $50,000 to $75,000 to implement our plan of dissolution and liquidation. We have also reserved approximately $250,000 for reimbursement of expenses incurred in connection with conducting due diligence reviews of prospective target businesses. We expect that due diligence of prospective target businesses will be performed by some or all of our officers, directors and special advisors and may include engaging market research and valuation firms, as well as other third party consultants. None of our officers, directors or special advisors will receive any compensation for their due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of prospective target businesses. We have agreed with the underwriters that, prior to the consummation of our initial business combination or our liquidation, our audit committee will review and approve all expense reimbursements made to our officers, directors or special advisors and that any expense reimbursements payable to members of our audit committee will be reviewed and approved by our Board of Directors, with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income, net of income taxes, of up to $1,800,000 that may be released to us from the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, we may opt to make a down payment or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. We have not reserved any specific amounts for such payments or fees, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf.

In contrast to many other companies with business plans similar to ours that must combine with one or more target businesses that have a fair market value equal to 80% or more of the acquiror's net assets, we will not combine with a target business or businesses unless the fair market value of such entity or entities meets the criterion specified above. We have used this criterion to provide investors and our management team with greater certainty as to the fair market value that a target business or businesses must meet in order to qualify for a business combination with us. The determination of net assets requires an acquiror to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the on-going nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of a business combination, the balance of an acquiror's total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of approximately $1.8 million or approximately $2.0 million if the over-allotment option is exercised in full) for the fair market value of the target business or businesses with which we combine so that our management team will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove a proposed combination with, a target business or businesses that will meet the minimum valuation criterion for our initial business combination.

Our existing and former stockholders have loaned a total of $187,350 to us for the payment of offering expenses. These loans will be payable on the earlier of December 31, 2006 or the consummation of this offering. These loans will be repaid out of the proceeds used to pay the offering expenses.

The net proceeds of this offering that are not immediately required for the purposes set forth above will be invested only in money market funds meeting conditions of the Investment Company Act of 1940 or securities issued or guaranteed by the United States so that we are not deemed to be an investment company under the Investment Company Act of 1940. Notwithstanding our belief that we are not required to comply with the requirements of such act, we cannot assure you that we will never be so required. For instance, in the event that our company does not consummate a business combination within the 18 months (or within 24 months, as applicable) after the consummation of this offering and our stockholders do not approve a plan of dissolution and liquidation, the proceeds may remain in the trust account for an indeterminable amount of time and we may be considered to be an investment company and thus required to comply with such act.

According to the Federal Reserve Statistical Release dated March 27, 2006 referencing historical interest rate data which appears on the Federal Reserve website, U.S. Treasury Bills with four week, three month and six month maturities were yielding as of March 24, 2006 4.58%, 4.54% and 4.61%, respectively. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account. Interest income, net of income taxes payable on such interest, of up to $1,800,000 on the trust account balance is releasable to us from the trust account to fund a portion of our working capital requirements and the costs associated with our plan of dissolution and liquidation (which we currently estimate to be between $50,000 and $75,000) if we do not consummate a business combination. Following consummation of this offering, we believe the funds available to us outside of the trust account, together with interest income, net of income taxes on such interest, of up to $1,800,000 on the balance of the trust account to be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming a business combination is not completed during that time.

No compensation of any kind, including finder's and consulting fees, will be paid to any of our directors, officers or special advisors or any of their affiliates, other than the payment of $7,500 per month to The Bank Street Group LLC in connection with the general and administrative services arrangement for services rendered to us prior to or in connection with the business combination. However, our directors, officers and special advisors will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying potential target businesses and performing due diligence on suitable business combinations.We have agreed with the underwriters that our audit committee will review and approve all expense reimbursements made to our officers, directors or special advisors and that any expense reimbursements payable to members of our audit committee will be reviewed and approved by our Board of Directors, with the interested director or directors abstaining from such review and approval. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, less applicable taxes, and less interest income, net of income taxes, released to us from the trust account) only in the event of our dissolution and subsequent liquidation of the trust account pursuant to the trust agreement or if that public stockholder were to seek to convert such shares into cash in connection with a business combination that the public stockholder previously voted against and that we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

CAPITALIZATION

The following table sets forth our capitalization at June 30, 2006 and as adjusted to give effect to the sale of our units and the private placement of the founding warrants and the application of the estimated net proceeds derived from the sale of such securities:

	June 30, 2006
	Actual	As Adjusted
Notes payable to initial stockholders	$150,000	$—
Total debt	$150,000	$—
Common stock, $0.0001 par value, -0- and 2,199,999 of which, respectively, are subject to possible conversion (1)	$—	$16,836,882
Stockholders' equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding	$—	$—
Common stock, $0.0001 par value, 40,000,000 shares authorized; 2,750,000 shares issued and outstanding, 13,750,000 shares issued and outstanding (including 2,199,999 shares which are subject to possible conversion), as adjusted	275	1,375
Additional paid-in capital (2)	19,725	65,806,158
Deficit accumulated during the development stage	(9,598)	(9,598)
Total stockholders' equity	10,402	65,797,935
Total capitalization	$160,402	$82,634,817

(1)	If we consummate a business combination, the conversion rights afforded to our public stockholders, other than our existing stockholders, may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially approximately $7.65 per share), before payment of deferred underwriting discounts and commissions and including accrued interest and net of any income taxes due on such interest, which income taxes, if any, will be paid from the trust account, and net of interest income (net of income taxes) previously released to us for working capital requirements, as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering.

(2)	Includes $1.4 million payable on closing of this offering by our existing stockholders for the purchase of 1,000,000 founding warrants through a concurrent private placement. Excludes $1,760,000 in deferred underwriting discounts and commissions.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock that may be converted into cash), by the number of outstanding shares of our common stock.

At June 30, 2006, our net tangible book value was a deficiency of $137,621 or approximately $(0.05) per share of common stock. After giving effect to the sale of 11,000,000 shares of common stock included in the units (but excluding shares underlying the warrants included in the units), and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 2,199,999 shares of common stock which may be converted into cash) at June 30, 2006 would have been approximately $65,797,935 or approximately $5.70 per share, representing an immediate increase in net tangible book value of approximately $5.75 per share to the existing stockholders and an immediate dilution of $2.30 per share or approximately 28.8% to new investors not exercising their conversion rights.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value per share before this offering	(0.05)
Increase attributable to new investors	5.75
Pro forma net tangible book value after this offering		5.70
Dilution to new investors		$2.30

Our pro forma net tangible book value after this offering has been reduced by approximately $16,836,882 because if we effect a business combination, the conversion rights of our public stockholders, other than our existing stockholders, may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially approximately $7.65 per share), before payment of deferred underwriting discounts and commissions and including accrued interest and net of any income taxes due on such interest, which income taxes, if any, will be paid from the trust account, and net of interest income (net of income taxes) previously released to us for working capital requirements, as of two business days prior to the consummation of the proposed business combination, divided by the number of shares sold in this offering.

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price per Share
	Number	Percentage	Amount	Percentage
Existing stockholders	2,750,000	20%	$20,000	0.02%	$0.01
New investors	11,000,000	80%	$88,000,000	99.98%	$8.00
Total	13,750,000	100%	$88,020,000	100%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(137,621)
Proceeds from this offering and from sale of founding warrants	82,624,415
Offering costs paid in advance and excluded from net tangible book value before this offering	148,023
Less: Proceeds held in trust subject to conversion to cash	(16,836,882)
$65,797,935
Denominator:
Shares of common stock outstanding prior to this offering	2,750,000
Shares of common stock included in the units offering	11,000,000
Less: Shares subject to conversion	(2,199,999)
11,550,001

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on July 15, 2005, as a blank check company for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction one or more operating businesses within the communications industry. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction under consideration and neither we, nor any representative acting on our behalf, has had any contacts or discussions with any target business with respect to such a transaction or our initial public offering. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, to effect a business combination.

The issuance of additional capital stock, including upon conversion of any convertible debt securities we may issue, or the incurrence of debt could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including upon conversion of convertible debt securities):

•	may significantly reduce the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•	may materially adversely affect prevailing market prices for our common stock.

Similarly, the incurrence of debt:

•	may lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	may cause an acceleration of our obligations to repay the debt even if we make all principal and interest payments when due if we breach the covenants contained in the terms of the debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	may create an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand; and

•	may hinder our ability to obtain additional financing, if necessary, to the extent any debt documents contain covenants restricting our ability to obtain additional financing while such debt is outstanding, or to the extent our existing leverage discourages other potential investors.

To date, our efforts have been limited to organizational activities. We have neither engaged in any operations nor generated any revenues to date.

We estimate that the net proceeds from (i) the sale of the units, after deducting offering expenses of approximately $615,585 and underwriting discounts of approximately $6,160,000 (or $7,084,000 if the underwriters' over-allotment option is exercised in full), and (ii) the sale of the founding warrants concurrently with the closing of this offering for a purchase price of $1,400,000, will be approximately $82,624,415 (or $94,900,415 if the underwriters' over-allotment option is exercised in full). Of this amount, $82,424,415, or $94,700,415 if the underwriters' over-allotment option is exercised in full, will be held in the trust account and the remaining $200,000 in either case will not be held in the trust account. An additional amount equal to 2% of the gross proceeds of this offering, or $1,760,000 ($2,024,000 if the underwriters' over-allotment option is exercised in full), will also be held in trust and be used to pay the underwriters a deferred fee upon the consummation of our initial business combination, and will not be available for our use to acquire an operating business. We may use substantially all of the remaining net proceeds of this offering held in the trust account to acquire one or more operating businesses, including identifying and evaluating prospective acquisition candidates, selecting one or more operating businesses, and structuring, negotiating and consummating the business combination. However, we may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account as well as any other net proceeds not expended will be applied to general corporate purposes, including for maintenance or expansion of operations of acquired business, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies in the communications industry, or for working capital..

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, together with interest income, net of income taxes on such interest, of up to $1,800,000 on the balance of the trust account to be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•	approximately $800,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination;

•	approximately $250,000 of expenses for the due diligence and investigation of target businesses;

•	approximately $40,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•	approximately $180,000 of expenses in fees relating to our office space and certain general and administrative services; and

•	approximately $730,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $300,000 for director and officer liability and other insurance premiums.

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we are relying on interest earned (up to $1,800,000) on the trust account to fund such expenditures and to the extent that the interest earned is below our expectation, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we will need to obtain additional financing to the extent such financing is required to consummate a business combination or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, in which case we may issue additional securities or incur debt in connection with such business combination. Following a business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Our existing and former stockholders have loaned a total of $187,350 to us for payment of offering expenses. These loans will be payable on the earlier of December 31, 2006 or the consummation of this offering. These loans will be repaid out of the proceeds used to pay the offering expenses.

PROPOSED BUSINESS

Introduction

We are a recently organized blank check company formed for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction one or more operating businesses within the communications industry.

The Communications Industry

The communications industry includes companies that create, produce, deliver, distribute and/or market communications services, or provide equipment, software or technology that enables the provision of communications services. Communications services include voice, data or video transmission services delivered over wireline, wireless and satellite networks.

In recent years, regulatory developments have led to changes and increased competition in the communications industry. The Telecommunications Act of 1996 and its implementation through FCC regulations have broken down barriers between providers of different types of communications services. Companies that were effectively limited to providing one communications service can now provide additional services with fewer regulatory restrictions or requirements.

Advances in technology have furthered changes in the industry by enabling delivery of cable television services, telephone services and broadband internet services over different types of networks and making the delivery of more than one service over one broadband network feasible and economical.

We believe, based upon the collective experience of our management, that these trends will continue and create attractive opportunities for us.

The following paragraphs describe the types of services provided by communications companies in the sectors in which our company will seek to consummate a transaction. Companies providing these services may utilize a variety of transmission mediums, including wireless, wireline and satellite networks, and a variety of switching platforms, including traditional circuit switching and internet protocol (voice over internet protocol).

Wireline Local and Long Distance Telecommunications

Local telephone services include basic local dial tone service as well as vertical services such as call waiting, call forwarding, call return, caller ID, voicemail, universal messaging, directory assistance, hunting, call pick-up, repeat dialing and speed dialing services.

Long Distance telephone services include services that originate and terminate within the same local transport area and in different local transport areas, international services, 1+ outbound services and inbound toll-free services. Long distance carriers also offer ancillary long distance services such as operator assistance, calling cards and pre-paid long distance.

Internet Services and Infrastructure

Internet Access services include dial-up or dedicated connections to the internet provided over traditional telephone lines or over a broadband access circuit such as digital subscriber line (DSL), cable, satellite and dedicated circuits.

Web Hosting includes management of hosted application services. Shared Hosting services are provided to customers whose needs are compatible with being hosted on a server that hosts hundreds of other similar customers. Dedicated Hosting services are provided to customers who require a server or servers exclusively devoted to their needs.

Collocation services are provided to companies that locate their servers and other network equipment within a facility owned by a third party that provides secure space, fully-redundant power, environmental control, and access to telecommunications facilities.

Virtual Private Network services are secure, outsourced networks that link multiple customer locations by using computer software to dedicate circuits solely for the customer's use, instead of building a physical circuit to the customer. Virtual private network services provide businesses a cost-effective means of creating their own secure networks for communicating and conducting business with their employees, customers and suppliers.

Mobile Wireless Services

Mobile Wireless Services are provided by Cellular and PCS carriers that have deployed networks to deliver service to wireless handsets and other mobile devices using licensed wireless spectrum or through commercial relationships with other carriers.

Wireless Voice Services include a range of voice communications services in a variety of pricing plans, including national and regional rate plans as well as prepaid service plans.

Wireless Data Services include a range of services such as paging, email, and asset tracking that can be provided using wireless and satellite networks.

Video Services

Video Services include an array of multichannel video, video-on-demand, pay-per-view and ancillary services provided by broadcast, cable, satellite and other providers.

Information Technology Services and Networking

IT and Networking Services include the sale and installation of equipment located on a customer's premises as well as consulting, network design and troubleshooting services. This equipment can include private branch exchanges, local area networks, servers and routers.

Effecting a Business Combination

General

Our initial business combination must be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $1.8 million or approximately $2.0 million if the over-allotment option is exercised in full) at Smith Barney, a division of Citigroup Global Markets Inc., referenced on the cover of this prospectus at the time of such business combination. This may be accomplished by identifying and acquiring a single business or multiple operating businesses contemporaneously.

Prior to completion of a business combination, we will seek to have all third parties including any vendors, prospective target businesses and other entities with whom we engage in business enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a third party were to refuse to enter into such a waiver, our decision to engage such third party would be based on our management's determination that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver.

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or any combination thereof to effect a business combination involving one or more operating businesses in the communications industry. Although substantially all of the net proceeds of this offering (excluding the amount held in the trust account representing the deferred portion of the underwriters' fee) are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise designated for any more specific purpose. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, one or more operating businesses in the communications industry that do not need substantial additional capital but desire to establish a public trading market for their shares, while avoiding what they may deem to be adverse consequences of undertaking a public offering themselves. We believe these include certain time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, a business combination may involve one or more companies that may be financially unstable or in the early stages of development or growth.

We Have Neither Selected Nor Approached Any Target Businesses

We do not have any specific business combination under consideration and neither we, nor any representative acting on our behalf, have had any contacts or discussions with any target business regarding a business combination or our initial public offering. In addition, neither The Bank Street Group LLC, an affiliate of our Chief Executive Officer and our Chief Financial Officer and Senior Vice Presidents, nor any of its affiliates, agents or other representatives, has conducted due diligence, made evaluations, had negotiations or discussions, informal or otherwise, or undertaken similar activities with respect to a business combination involving us.

The Bank Street Group LLC is a NASD/SIPC registered broker-dealer providing investment banking services, primarily to middle market companies. Bank Street Group's services include mergers and acquisitions advisory, debt and equity capital raising, and other financial advisory services typically offered by a boutique investment bank focused on corporate clients. To carry out these services, in the ordinary course of its business, Bank Street Group regularly collects information about companies in the communications industry and evaluates the market to stay current and knowledgeable. These evaluations include, among other things,

•	monitoring press releases, newspapers, periodicals and Edgar filings for news about various transactions in the communications industry;

•	subscribing to industry databases such as Capital IQ and Bloomberg to gather intelligence about communications companies, transactions in the communications industry and the stock market in general;

•	compiling lists of public companies in the communications industry and their reported quarterly and annual financials; and

•	performing research, for internal purposes or for clients, on particular industry subsegments, including relevant players, financial trends and transactions.

Information received or compiled by The Bank Street Group LLC before the effectiveness of the registration statement may be used in evaluating or identifying potential targets after the effectiveness of the registration statement. As an investment bank with a particular focus on the communications industry, Bank Street possesses a wide range of information about a large number of communications companies in its ordinary course of business. However, to the extent that (i) Bank Street or any of our directors or officers has received non-public information that a potential target company may be for sale and (ii) such information was received within the two year period prior to the effectiveness date, we voluntarily agree not to acquire or merge with such potential target company after the effectiveness of the registration statement. We chose a period of two years since any information regarding a company that may be for sale will be stale if such information is more than two years old.

In addition, our management has not analyzed these evaluations or conducted a compilation of the information sources available to begin to identify potential targets for a business combination. Management has also instructed our directors, special advisors and existing stockholders, and employees of Bank Street Group, that our management has not and they should not begin any work to compile a list of potential targets for a business combination until this offering has been completed.

We will not acquire any company which has been an advisory client of The Bank Street Group LLC since June 18, 2004 or which has been contacted since that date by The Bank Street Group LLC as an acquisition target on behalf of its advisory clients. June 18, 2004 was the date that the members of our management first became associated with The Bank Street Group LLC. Richard S. Lukaj, our Chief Executive Officer, joined The Bank Street Group LLC as a Managing Director on June 18, 2004 and Bank Street Holdings LLC, which was controlled and owned by Mr. Lukaj, acquired control of The Bank Street Group LLC. Further, we will not acquire companies currently affiliated with any of our management, directors, special advisors or existing stockholders. However, we may acquire a company which was, but is no longer, affiliated with any of our management, directors or special advisors if a company has not been affiliated with any of our management, directors or special advisors for a period of five years prior to the effectiveness of this registration statement. We chose this time period since any prior affiliation that is more than five years old should have no effect on our ability to consummate a transaction with such a company due to turnover in such company's management and ownership and changes in such company's financial profile and business plan. We define ‘‘affiliated with’’ a person to include:

•	greater than 10% ownership of voting stock of such person and

•	any officer or director of a person.

Subject to the requirement that our initial business combination must be with one or more operating businesses in the communications industry that, collectively, have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $1.8 million or approximately $2.0 million if the over-allotment option is exercised in full) at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates in the communications industry. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target businesses with which we may ultimately complete a business combination.

Sources of Target Businesses

We anticipate that the positions held and contacts maintained by the members of our management team, directors and special advisors will be the primary source of our proposals. We also anticipate that acquisition candidates will be identified by various unaffiliated sources, including, among others, private equity and venture capital funds, public and private companies, business brokers, investment bankers, attorneys and accountants, who may present solicited or unsolicited proposals. We intend to solicit and contact potential targets through industry contacts and other such unaffiliated sources. Unsolicited parties will be aware based on our public filing that we will be in the market for making an acquisition and may contact us. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder's fee or other compensation. Any such finder's fee or compensation would be subject to arm's-length negotiations between us and any such professional firms and will likely be paid upon consummation of a business combination. We will not pay any of our existing officers, directors, special advisors, stockholders, or any entity with which they are affiliated, any finder's fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.

Selection of Target Businesses and Structuring of a Business Combination

Subject to the requirement that our initial business combination must be with one or more operating businesses in the communications industry that, collectively, have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $1.8 million or approximately $2.0 million if the over-allotment option is exercised in full) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting prospective target businesses. We determined the size of this offering based on our estimate of the capital required to facilitate a business combination with one or more target businesses in the communications industry with a fair market value of between $65 million and $150 million. Generally, communications companies of a size within this range have sufficient assets and revenues to distinguish them from a development stage business but are not so large that we would expect to compete against larger strategic buyers and well-financed private equity firms. We believe that generally an investment in a development stage communications company, which will generally have minimal operating history and a high degree of uncertainty of future success, is likely to be inappropriate for us because we are required to consummate a merger or acquisition with a vast majority of our assets in our initial business combination. In this regard, we have determined that shareholder approval and our ultimate success is more likely if the target business is a stable business with a history of growth, a well-executed business plan, and a better visibility for future performance than a development stage company. In addition, we do not plan to compete for large businesses that could attract the attention of larger strategic buyers and well-financed private equity firms that have greater financial resources to pay a higher price. We expect that auctions for large communications businesses would attract the attention of a larger number of well-financed buyers, which would decrease our ability to negotiate a purchase price attractive to the company and to our shareholders.

Although our initial business combination must be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $1.8 million or approximately $2.0 million if the over-allotment option is exercised in full) at the time of the business combination, there is no maximum limit on the fair market value of an acquired business. If we identify an attractive potential target business with a fair market value above this range, we may seek additional capital in the form of equity or debt to complete a business combination. Net of transaction fees and expenses, an offering size of $88 million results in a minimum fair market value of approximately $65 million based on 80% of the expected trust account balance (excluding deferred underwriting discounts and commissions of approximately $1.8 million or approximately $2.0 million if the over-allotment option is exercised in full) at the time of the business combination.

Because we have neither selected nor approached any target business, we cannot predict the ultimate fair market value of an acquired business. Based on the collective experience of our management, directors and special advisors in the communications industry and publicly available media reports of recent merger activity in the communications industry, we believe that there should be numerous opportunities to acquire one or more communications companies whose fair market value, collectively, is in the range of $65 million to $150 million and we selected the offering size of $88 million ($101.2 million assuming the overallotment option is exercised in full) on that basis. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our creation. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more operating companies whose fair market value, collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $1.8 million or approximately $2.0 million if the over-allotment option is exercised in full) at the time of the business combination.

The determination of the offering price of our units and the valuation accorded to our company is more arbitrary than the pricing of securities of operating companies in the communications industry. See ‘‘Risk Factors—Risks Associated with Our Business—We may be required to seek additional financing to consummate a business combination and if additional financing is required but is unavailable, we may be unable to complete a business combination, which could compel us to restructure the transaction or abandon it.’’ We expect that our management will diligently review all of the proposals we receive with respect to prospective target businesses. In evaluating prospective target businesses, our management team will likely consider the following:

•	financial condition and results of operation;

•	historical revenue growth;

•	growth potential;

•	earnings before interest, taxes, depreciation and amortization charges;

•	experience and skill of the target's management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination with one or more operating businesses will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management team in effecting a business combination consistent with our business objective. In evaluating prospective target businesses, we intend to conduct an extensive due diligence review of the target businesses that will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information that will be made available to us. If market conditions permit, we may enter into no-shop agreements with prospective targets.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target businesses and their stockholders, as well as our own stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authority will agree with our tax treatment of the business combination.

The time and costs required to select and evaluate target businesses and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of prospective target businesses with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. We will not pay any finder's or consulting fees to our existing directors, officers, or special advisors, or any of their respective affiliates, for services rendered in connection with a business combination. However, our directors, officers, special advisors and any entity with which they are affiliated, will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. We have agreed with the underwriters that our audit committee will review and approve all expense reimbursements made to our officers, directors or special advisors and that any expense reimbursements payable to members of our audit committee will be reviewed and approved by our Board of Directors, with the interested director or directors abstaining from such review and approval.

In addition, since our business combination may entail the contemporaneous acquisition of several operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

Fair Market Value of Target Businesses

The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $1.8 million or approximately $2.0 million if the over-allotment option is exercised in full) at the time of such combination. In contrast to many other companies with business plans similar to ours that must combine with one or more target businesses that have a fair market value equal to 80% or more of the acquiror's net assets, we will not combine with a target business or businesses unless the fair market value of such entity or entities meets the criterion specified above. We have used this criterion to provide investors and our management team with greater certainty as to the fair market value that a target business or businesses must meet in order to qualify for a business combination with us. The determination of net assets requires an acquiror to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the on-going nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of a business combination, the balance of an acquiror's total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of approximately $1.8 million or approximately $2.0 million if the over-allotment option is exercised in full) for the fair market value of the target business or businesses with which we combine so that our management team will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove a proposed combination with, a target business or businesses that will meet the minimum valuation criterion for our initial business combination. The fair market value of such businesses will be determined by our Board of Directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our Board of Directors is not able to independently determine that the target businesses have a sufficient fair market value or if a conflict of interest exists with respect to such determination, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the NASD with respect to the satisfaction of such criteria. We expect that any such opinion will be included in our proxy solicitation materials furnished to our stockholders in connection with a business combination, and that such independent investment banking firm will be a consenting expert. However, we will not be required to obtain an opinion from an investment banking firm as to the fair market value if our Board of Directors independently determines that the target businesses have sufficient fair market value and no conflict of interest exists.

Possible Lack of Business Diversification

The net proceeds from this offering will provide us with approximately $82,624,415 (or $94,900,415 if the underwriters' over-allotment option is exercised in full) which we may use to identify a target business and complete a business combination. While we may seek to effect a business combination with more than one target business, our initial business acquisition must be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $1.8 million or approximately $2.0 million if the over-allotment option is exercised in full) at the time of such acquisition. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including insufficient financing or the difficulties involved in consummating the contemporaneous acquisition of more than one operating company; therefore, it is probable that we will have the ability to complete a business combination with only a single operating business, which may have only a limited number of products or services. The resulting lack of diversification may:

•	result in our dependency upon the performance of a single operating business;

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risk or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risk and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target businesses we acquire.

Limited Ability to Evaluate the Target Business' Management

Although we intend to closely scrutinize the management of prospective target businesses when evaluating a potential business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the target business' management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role, if any, of our officers, directors and special advisors, in the target businesses cannot presently be stated with any certainty. Although some of our officers, directors and special advisors, particularly Messrs. Baker, Lukaj, Henry, Peet, Rust and Lee, are expected to remain associated with the target business following a business combination, they are not obligated to do so. If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain with the combined company if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely that our current management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business' management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination. Additionally, such negotiations may take place simultaneously with the negotiation of the terms of the business combination, and the personal or financial interest of such individuals in such employment or consulting agreements may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination or whether these employment or consulting agreements are appropriate under the circumstances. These potential conflicts of interests may not be resolved in a manner that is in our public stockholders' best interests. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target businesses acquired.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target businesses. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for Stockholder Approval of a Business Combination

Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the structure of the business combination is such that it would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business or businesses and certain required financial information regarding the business or businesses.

In connection with any vote required for our initial business combination, all of our existing stockholders, including members of our management and BSTFC Management LLC, a limited liability company formed by members of our management, have agreed to vote the shares of common stock then owned by them, including any shares offered by this prospectus, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders. As a result, our existing stockholders will not have any conversion rights attributable to their shares in the event that a business combination transaction is approved by a majority of our public stockholders. We will proceed with the initial business combination only if both a majority of the shares of common stock voted by the public stockholders (other than our existing stockholders) are voted in favor of the business combination and public stockholders (other than our existing stockholders) owning less than 20% of the shares sold in this offering exercise their conversion rights.

Conversion Rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder, other than our existing stockholders, the right to have such stockholder's shares of common stock converted into cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes on such interest, which will be paid from the trust account (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Because converting stockholders will receive their proportionate share of deferred underwriting compensation and the underwriters will be paid the full amount of the deferred underwriting compensation at the time of closing of our initial business combination, the non-converting stockholders will bear the financial effect of such payments to both the converting stockholders and the underwriters. This could have the effect of reducing the amount distributed to us from the trust account by up to approximately $351,824 (assuming conversion of the maximum of 19.99% of the eligible shares of common stock). Our existing stockholders have agreed that if they acquire shares in or after this offering, they will vote such shares in favor of a business combination, meaning that our existing stockholders cannot exercise conversion rights that are exercisable by our public stockholders. The initial per-share conversion price would be approximately $7.65 or $0.35 less than the per-unit offering price of $8.00. There may be a disincentive for public stockholders to exercise their conversion rights due to the fact that the amount available to such stockholders is likely to be less than the purchase price paid for the unit in the offering. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to eligible stockholders who elect conversion will be distributed promptly after completion of the business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any proposed business combination for which our public stockholders (other than our existing stockholders) owning 20% or more of the shares sold in this offering both vote against a business combination and exercise their conversion rights.

Our existing stockholders will not have any conversion rights attributable to their shares in the event that a business combination is approved by a majority of our public stockholders.

Dissolution and Liquidation if no Business Combination

If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18-month period, our amended and restated certificate of incorporation (a) provides that our corporate powers will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities and (b) requires that our board of directors no later than 15 days after the expiration of such time period adopt a resolution finding our dissolution advisable and provide notice as soon as possible thereafter of a special meeting of stockholders to vote on our dissolution. Pursuant to Delaware law, our dissolution also requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. In order to solicit such stockholder approval, (i) our board of directors will cause to be prepared a preliminary proxy statement setting forth the board of directors' recommendation that we dissolve; (ii) we would expect that on the date that the board of directors adopts such recommendation, we would file the preliminary proxy statement with the Securities and Exchange Commission; (iii) if the Securities and Exchange Commission does not review the preliminary proxy statement, then 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders at which they will either approve or reject our dissolution; and (iv) if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty), and we will convene a meeting of our stockholders at which they will either approve or reject our dissolution. In the event that we do not initially obtain approval for our dissolution by stockholders owning a majority of our outstanding common stock, we will continue to take all reasonable actions to obtain such approval, which may include adjourning the meeting from time to time to allow us to obtain the required vote and retaining a proxy solicitation firm to assist us in obtaining such vote. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or ever approve our dissolution. If we are not able to obtain approval from a majority of our stockholders, we cannot dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in this offering and these funds will not be available for any other corporate purpose. In addition, if our stockholders do not approve our dissolution, the proceeds of this offering may remain in the trust account for an indeterminable amount of time and we may be considered to be an investment company under the Investment Company Act of 1940 and thus required to comply with such act, which would require additional expense that we have not provided for.

We anticipate that our liquidation will occur pursuant to Section 281(b) of the Delaware General Corporation Law and, in this event, our Board of Directors will be required under Section 281(b) to adopt a plan of distribution pursuant to which the corporation will pay or make reasonable provision to pay all existing claims and obligations of the corporation, all contingent, conditional or unmatured contractual claims, claims subject of a pending suit, and claims that are likely to arise or become known within 10 years after our dissolution. Our Board of Directors intends to adopt a plan of distribution and to distribute the funds held in trust and any of our remaining assets to holders of our common stock sold in this offering as promptly as practicable following the dissolution of the Company. Until adoption of our plan of distribution and distribution of the funds held in trust, the funds will remain in trust and held by the trustee in permitted investments.

We estimate that our total costs and expenses for implementing and completing our stockholder approved plan of dissolution and liquidation will be between $50,000 and $75,000. This amount includes all costs and expenses relating to filing our dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our plan of dissolution and liquidation. We believe that there should be sufficient funds available either outside of the trust account or made available to us out of the net interest earned on the trust account and released to us as working capital, to fund the $50,000 to $75,000 in costs and expenses.

Assuming our dissolution is approved by our directors and stockholders in accordance with Delaware law, holders of our common stock sold in this offering will be entitled to receive their proportionate share of the trust account (inclusive of any interest and net of any income taxes due on such interest that will be paid from the trust account, net of any interest on the trust account balance released to us to fund working capital requirements and inclusive of the deferred underwriting discount). In addition, such holders will be entitled to receive a pro rata portion of our remaining assets not held in trust, less amounts we pay, or reserve to pay, for all of our liabilities and obligations. These liabilities and obligations include our corporate expenses arising during our remaining existence and the costs associated with our dissolution and liquidation. Our corporate expenses are expected to be primarily associated with preparation for and conduct of our special meeting of stockholders and our continuing public reporting obligations, including legal services, proxy soliciting firms, services of our independent public accounting firm as well as legal fees we may incur in the event of disputes with any claimants or creditors. To the extent that funds reserved to pay liabilities or obligations are not subsequently used for such purpose, the funds will be available for distribution to our holders of common stock sold in this offering or for ongoing corporate expenses including costs of our liquidation during our remaining existence.

Our existing stockholders have waived their rights to participate in any distribution with respect to shares of common stock owned by them immediately prior to this offering upon our liquidation prior to a business combination. In addition, the underwriters have agreed to waive their rights to $1,760,000 (or $2,024,000 if the over-allotment is exercised in full) of deferred underwriting discounts and commissions deposited in the trust account in the event we do not timely complete a business combination and dissolve and distribute the funds held in the trust account upon dissolution of our company. There will be no distribution from the trust account with respect to our warrants, which will expire worthless in the event of our liquidation.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If a corporation following its dissolution complies with the statutory procedures set forth in Section 280 of the Delaware General Corporation Law, any liability of the stockholder would be barred with regard to any claim against the corporation on which an action, suit or proceeding is not begun prior to the third anniversary of the dissolution. The procedures in Section 280 include a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions may be made to stockholders. However, it is our intention to seek approval of our stockholders to make liquidating distributions to our holders of common stock sold in this offering as soon as reasonably practicable following our dissolution in accordance with Section 281(b) of the Delaware General Corporation Law. Therefore, our stockholders could potentially be liable for a claim against our company on which an action, suit, or proceeding is not begun prior to the third anniversary of such dissolution.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account net of income taxes payable on such interest and net of up to $1,800,000 in interest income on the trust account balance released to us to fund working capital requirements, the initial per-share liquidation price would be approximately $7.65, or $0.35 less than the per-unit offering price of $8.00. The offering proceeds deposited in the trust account could, however, become subject to the claims of our creditors that could be in preference to the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than the initial conversion price of approximately $7.65, due to claims of creditors. Richard S. Lukaj, our Chief Executive Officer, James H. Henry, our Chief Financial Officer and Treasurer, Peter A. Rust, our Senior Vice President – Corporate Development, James Peet, our Senior Vice President – Corporate Development, and Kyong K. Lee, our Senior Vice President – Corporate Finance, have each agreed pursuant to an agreement with us and the underwriters that, if we dissolve and liquidate prior to the consummation of a business combination, they will be personally liable to ensure that the proceeds of the trust account are not reduced by the claims of any third parties to the extent any claims made against the trust account and the payment of such debts or obligations actually reduce the amount of funds in the trust account. However, we cannot assure you that Messrs. Lukaj, Henry, Rust, Peet, and Lee will be able to satisfy those obligations. Additionally, if we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters' discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest.

Prior to completion of a business combination, we will seek to have all third parties, including any vendors, prospective target businesses or other entities with whom we engage in business enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a third party were to refuse to enter into such a waiver, our decision to engage such third party or to enter into discussions with such target business would be based on our management's determination that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our dissolution and liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination that the stockholder voted against and that is actually completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Prior to our completing an initial business combination or dissolving and liquidating, we are permitted only to have released from the trust account interest income, net of income taxes payable on such interest, of up to $1,800,000 to fund our working capital requirements.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

•	upon consummation of this offering, a portion of the offering proceeds will be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with a business combination or thereafter, upon our dissolutoin and liquidation, or that there can be released to us from the trust account interest earned, net of income taxes on such interest, of up to $1,800,000 on the trust account balance to fund our working capital or other expense requirements, or as otherwise permitted in the amended and restated certificate of incorporation;

•	we establish and maintain an audit committee composed entirely of independent directors;

•	prior to the consummation of our initial business combination, we will submit such business combination to our stockholders for approval;

•	we may consummate our initial business combination if approved by a majority of our public stockholders and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

•	if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of interest income (less income taxes on such interest) of up to $1,800,000 on the trust account balance released to us to fund working capital requirements;

•	if our initial business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus:

our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities; and

our Board of Directors will be required to adopt, within 15 days thereafter, a resolution pursuant to Section 275(a) of the Delaware General Corporation Law finding our dissolution advisable and provide notices to our stockholders as required by Section 275(a) as soon thereafter as possible; and

•	we may not consummate our initial merger, acquisition, asset purchase, stock purchase or business combination transaction unless it meets the conditions specified in our amended and restated certificate of incorporation, including the requirement that the business combination be with one or more operating businesses whose fair market value, collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $1.8 million or approximately $2.0 million if the over-allotment option is exercised in full) at the time of such business combination.

Under Delaware law, the foregoing provisions may be amended if our Board of Directors adopts a resolution declaring the advisability of an amendment and calls a shareholders meeting, at which the holders of a majority of our outstanding stock vote in favor of such amendment. Any such amendment could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions. However, we view these provisions as obligations to our stockholders, and neither we nor our Board of Directors will propose, or seek shareholder approval of, any amendment of these provisions.

Competition

In identifying, evaluating and pursuing target businesses, we may encounter intense competition from other entities having a business objective similar to ours, including blank check companies, venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, both foreign and domestic, competing for acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater financial, marketing, technical, financial, human and other resources than we do. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of target businesses. Further:

•	our obligation to seek stockholder approval of our initial business combination may impede or delay the completion of a transaction, especially compared to competitors of ours bidding on these businesses who do not require stockholder consent;

•	our obligation to convert shares of common stock held by our public stockholders into cash in certain instances may reduce the resources available to effect a business combination; and

•	our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses.

Any of these factors may place us at a material competitive disadvantage in successfully negotiating a business combination.

If we succeed in effecting a business combination, there will, in all likelihood, be intense competition from competitors of the target businesses. The communications industry is rapidly evolving and intensely competitive. We expect competition to intensify in the future. Many of the competitors we will face upon consummation of a business combination will have significantly greater financial, technical, manufacturing, marketing and other resources than we do. Competing with these companies after a business combination will require investment by us in engineering, research and development and marketing. We may not have the resources to make these investments and may not be successful in making these investments. In addition, the management of our competitors may have greater operating resources and experience in their respective industries. Some of these competitors may also offer a wider range of services than we can and have greater name recognition and a larger client base. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively.

Facilities

We do not own any real estate or other physical property. Our headquarters are located at One Landmark Square, 18th Floor, Stamford, Connecticut. The cost of this space is included in the $7,500 per month fee The Bank Street Group LLC charges us for general and administrative service pursuant to a letter agreement between us and The Bank Street Group LLC. We believe that our office facilities are suitable and adequate for our business as it is presently conducted.

Employees

We currently have five officers, two of whom are also members of our Board of Directors. We have no other employees. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock and warrants offered in this offering under the Securities Exchange Act of 1934, and have reporting obligations thereunder, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will not acquire a target business if audited financial statements in conformity with United States generally accepted accounting principles (or, in the case of a foreign company, audited financial statements accepted by the Securities and Exchange Commission for filing by foreign reporting companies) cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective businesses as part of the proxy solicitation materials sent to stockholders to assist them in assessing a business combination. The requirement of having available audited financial statements may limit the pool of potential target businesses available for acquisition.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering by a blank check company under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$84,184,415 of the gross offering proceeds, including proceeds from the sale of the founding warrants and $1,760,000 in deferred underwriting discounts and commissions, will be deposited into a trust account located at Smith Barney, a division of Citigroup Global Markets Inc., and maintained by Continental Stock Transfer & Trust Company acting as trustee.	$73,656,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $84,184,415 of gross offering proceeds (including proceeds from the sale of the founding warrants and $1,760,000 in deferred underwriting discounts and commissions) held in trust will only be invested in money market funds meeting conditions of the Investment Company Act of 1940 or securities issued or guaranteed by the United States, so that we are not deemed to be an investment company under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Limitation on fair value or net assets of target business	The initial target businesses that we acquire must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $1.8 million or approximately $2.0 million if the over-allotment option is exercised in full) at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represents at least 80% of the maximum offering proceeds.

Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately five business days following the earlier to occur of the expiration of the underwriters' over-allotment option or its exercise in full, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will separate trading of the common stock and warrants occur until we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. For more information, see the section entitled ‘‘Description of Securities—Units.’’	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post- effective amendment, to notify the company of their election to remain an investor. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent, agreement in principal or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	Except with respect to interest income, net of income taxes on such interest, of up to $1,800,000 on the balance in the trust account released to us to fund working capital requirements, proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our dissolution and liquidation upon our failure to effect a business combination within the allotted time. While we intend, in the event of our dissolution and liquidation, to distribute funds from our trust account to our public stockholders as promptly as possible pursuant to our stockholder-approved plan of dissolution and liquidation, the actual time at which our public stockholders receive their funds will be longer than the 5 business days required under Rule 419.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time. In the event a business combination was not consummated within 18 months, proceeds held in trust would be returned within 5 business days of such date.

MANAGEMENT

Directors, Executive Officers and Special Advisors

Our current directors, executive officers and special advisors are as follows:

Name	Age	Position
R.C. Mark Baker	60	Executive Director and Chairman of the Board and Director
Richard S. Lukaj	36	Chief Executive Officer and Director
James H. Henry	34	Chief Financial Officer, Treasurer and Director
Peter A. Rust	52	Senior Vice President – Corporate Development
James Peet	50	Senior Vice President – Corporate Development
Kyong K. (‘‘Steve’’) Lee	35	Senior Vice President – Corporate Finance
Sir John Baring, Bt.	59	Director
Paul B. Grosse	62	Director
Donald Guthrie	51	Director
Royce J. Holland	57	Director
Leonard G. Kriss	56	Director
Andrew D. Lipman	54	Special Advisor
Joel D. Gross	52	Special Advisor
D. Craig Young	52	Special Advisor

R.C. Mark Baker
Executive Director and Chairman of the Board and Director

Since its founding in September 2003 to present, R.C. Mark Baker has been the Chief Executive Officer and President of Touchstone Systems Inc., a Texas based VoIP technology and services company providing international transmission of voice services through the internet. Mr. Baker was involved in the founding of Touchstone Systems from June 2003 to September 2003 and served as a consultant from January 2003 to May 2003. Between July 2002 and January 2003, Mr. Baker served as Vice-Chairman of Ionex Telecommunications, Inc., a competitive local exchange carrier (CLEC). Mr.  Baker served as Chief Executive Officer and President from July 1999 and Chairman of the board of directors from November 1999 until July 2002 of Ionex Telecommunications Inc. Ionex merged with Birch Telecom in March 2003, at which time Mr. Baker served on the board of directors for Birch from June 2003 to February 2005. Birch filed for reorganization under chapter 11 of the federal bankruptcy code in July 2002 and emerged from bankruptcy in September 2002. Birch subsequently filed for reorganization under chapter 11 of the federal bankruptcy code in September 2005. From June 1998 to March 1999, Mr. Baker served as Chief Executive Officer of USA Global Link, Inc. From December 1993 until May 1998, he held various positions at AT&T, including acting as its Executive Vice President International, Vice President and General Manager-International Services, Vice President-Strategy and serving as a member of its Senior Management Team. Prior to joining AT&T, from 1986 through 1993, Mr. Baker served as the President and Chief Executive Officer of British Telecom North America. In 1986, Mr. Baker served as British Telecom International's Director of Marketing and as a member of its Management Board. Before 1986, Mr. Baker held a number of senior management positions with the Plessey Company, a defense communications company, all of which focused on international markets and included product management, marketing, sales, business development and strategy.

Mr. Baker is currently a member of the Boards of Directors of CornerstoneOnDemand, a California based provider of human capital management solutions, and Keyon Communications Inc., a Nevada based provider of wireless broadband solutions. Mr. Baker has also served as a Director of Birch Telecom, British Telecom Satellite Services, British Telecom Marine, NIS (Japan), McCaw Cellular USA, British Telecom Syncordia, AT&T Submarine Systems, Alestra (Mexico), Telecom Italia and the New York City Opera.

Richard S. Lukaj
Chief Executive Officer and Director

Mr. Lukaj has been our Chief Executive Officer since inception. Mr. Lukaj has been an investment banker since 1991, having executed corporate finance transactions for companies primarily in the telecommunications, media and technology sectors. Mr. Lukaj began his career at Bear, Stearns & Co. Inc., an investment banking firm, in July 1991 and was ultimately promoted to Senior Managing Director and head of the Global Emerging Communications Group, a position that he held for three years before departing the firm in June 2002. In June 2002, Mr. Lukaj founded and served as the Managing Member of Bank Street Holdings LLC, a merchant banking practice primarily focused on advising and consulting to the communications, media and technology industries. In June 2004, Bank Street Holdings LLC purchased control of The Bank Street Group LLC, a U.S. broker/dealer registered with the NASD and SIPC. Mr. Lukaj assumed his current role as Managing Member of The Bank Street Group LLC in early 2005. Mr. Lukaj founded and serves as President of the Lukaj Foundation, Inc., a charitable organization which supports various other charitable organizations. Mr. Lukaj was appointed Honorary Consul to the Republic of Albania by the U.S. Department of State and the Ministry of Foreign Affairs in Albania in 2002.

James H. Henry
Chief Financial Officer, Treasurer and Director

Mr. Henry has been our Chief Financial Officer and Treasurer since inception. Mr. Henry is a Founder and Managing Director of The Bank Street Group, LLC since June 2004. Between January 2003 and June 2004, Mr. Henry was a Managing Director of Bank Street Holdings LLC and its predecessor companies. Mr. Henry has served as an analyst and portfolio manager following the communications industry for the past 10 years. Prior to that, Mr. Henry was the Managing Director of Greenfield Hill Capital LLC from April 2001 to December 2002. Greenfield Hill was a hedge fund focused on making investments in the communications industry. Between February 1997 and April 2001, Mr. Henry was a Senior Managing Director at Bear, Stearns & Co. Inc. covering the telecom and internet services sectors. Mr. Henry focused on the competitive local exchange carriers (CLECs), internet service providers (ISPs), and web hosting companies. Mr. Henry was ranked 2nd by Institutional Investor Magazine's All American Research Team Survey in 1999 and 2000. Mr. Henry has spoken at telecom industry conferences, testified before Congress on telecom industry matters, and been quoted in national publications such as Business Week and The Wall Street Journal.

Peter A. Rust
Senior Vice President – Corporate Development

Mr. Rust has been our Senior Vice President – Corporate Development since April 2006. Mr. Rust has been a Managing Director of Bank Street Consulting Group, a consulting firm, since April 2006 and has served as President and Chief Executive Officer of Pinnacle Growth Partners, Inc., a consulting firm, since June 2005. From February 1999 to May 2005, Mr. Rust served as President and Chief Executive Officer of Con Edison Communications, LLC., an alternative internet access provider. From March 1997 to January 1999, he served as Vice President, Operations, of Bell Atlantic Internetworking and Multimedia Solutions, Inc., a start-up company funded by NYNEX/Bell Atlantic, and as its Managing Director, Application Development, from January 1996 to February 1997 and Managing Director, Enterprise Markets, from August 1995 to December 1995. Mr. Rust was a director of Neon Communications, Inc., a regional wholesaler of telecommunications services.

W. James Peet, III
Senior Vice President – Corporate Development

Mr. Peet has been our Senior Vice President – Corporate Development since November 1, 2005. Mr. Peet founded and has been a Partner at Stratus Partners LLC, a firm that sources transactions to buy and lease or resell aircraft assets, since August 2004. From August 1999 to December 2002, Mr. Peet was a Managing Director of Lehman Brothers Inc., an investment banking firm, where he raised capital for and managed the Lehman Brothers Communications Fund, a private equity fund focused on emerging communications service providers. Mr. Peet was a consultant to the Lehman Brothers Communications Fund and its portfolio companies from January to December of 2003. Prior to joining Lehman Brothers Inc., Mr. Peet was a principal of The Chatterjee Group, an investment firm, from 1991 until February 1999. Mr. Peet was previously a senior engagement manager of the electronics and technology practice of McKinsey & Co., a management and strategic consulting firm, and a consultant at Bain & Co, a management consulting firm. Mr. Peet started his career as a design engineer at Digital Equipment Co.

Mr. Peet is currently a member of the advisory board of the Johns Hopkins Center for Talented Youth, an organization that serves the educational needs of children with exceptional academic ability. Mr. Peet has served on the boards of Network Telephone Corporation, OpenReach, SevenSpace, Global TeleSystems, Inc., Viatel and Hainan Airlines Company Limited.

Kyong K. (‘‘Steve’’) Lee
Senior Vice President – Corporate Finance

Mr. Lee has been our Senior Vice President – Corporate Finance since inception. From January 2005 to present, Mr. Lee has been a Vice President of The Bank Street Group LLC. Mr. Lee is also the Chief Executive Officer and President of FTC Trinity LLC, an importer/exporter of specialty chemicals primarily serving the coatings industry, which he founded in February of 2003. Between March 2002 to January 2003, Mr. Lee served as a Senior Associate in the High Yield Capital Markets group at Banc of America Securities LLC, an investment banking firm. From June 2000 to March 2002, Mr. Lee was an Associate in the Global Leveraged Finance group at Merrill Lynch & Co., an investment banking firm, focusing on high yield bond origination and leveraged loan syndication. Mr. Lee began his career as a corporate attorney at the law firm of Fried, Frank, Harris, Shriver & Jacobson, LLP.

Sir John Baring, Bt.
Director

Sir John Baring has founded a number of businesses and has been actively involved in developing and financing emerging communications companies since 1985. From July 2004 to present, Sir John has been the President and Director of Nevro Imaging, Inc., a medical imaging software company. From June 2000 to present, he has been a Managing Member of Mercator Management LLC, a fund management company based in the Washington, DC area. From September 1999 to June 2004, Sir John was a Managing Member of Mercator Capital, LLC, which Sir John co-founded. Mercator Capital, LLC is an investment banking and venture capital firm. From July 2001 to June 2004, Sir John was the Chief Compliance Officer for Mercator Securities, LLC, a securities dealer. From 1991 to September 1997, Sir John was the founder and Chairman of Hackman, Baring & Co., a communications merchant-banking boutique. Sir John was chairman of the board of directors of HB Communications Acquisition Corp. from its inception until it completed a business combination with IT Network, Inc. on June 23, 1995. Sir John is the Chairman of the Board of Directors of Turinco, Inc., a managed voice services provider, and also Chairman of the Board of Directors of Quinduno Energy, LLC, an independent oil and gas company. He is the Chair of the Trustees for the Rudolf Steiner School, New York and a Director of the Camphill Foundation supporting Camphill communities in North America for special needs children and adults.

Paul B. Grosse
Director

Mr. Grosse has over 30 years experience in the telecommunications and investment banking industries. Mr. Grosse has been the Chairman and Chief Executive Officer of FinTel Consultants, Inc., a consulting company, from April 2003 to present, advising German, U.S. and international firms on venture capital, private equity, project finance, mergers and acquisitions and telecom related matters. From April 2000 to April 2003, Mr. Grosse was the President and CEO of Deutsche Telekom, Inc.,

New York, a telecommunications services provider. During his tenure, Mr. Grosse represented Deutsche Telekom in North and South America and coordinated group activities in the U.S., including T-Systems (network and IT services) and T-Mobile (ex Voicestream). Between 1996 and 2000, Mr. Grosse was a Senior Vice President of Deutsche Telekom AG, Bonn. He began his tenure there as the head of International Business Development and Coordination. His responsibilities included international sales and marketing coordination and mergers and acquisitions. Mr. Grosse was also responsible for international subsidiaries in Tokyo, Beijing, Hong Kong, Singapore, Moscow, Kiev, Paris, London and New York. Between 1998 and 2000, Mr. Grosse was the Regional Manager for Western Europe. As Regional Manager, he was responsible for business development and mergers and acquisitions and managed local offices in London, Paris, Madrid and Rome. Prior to Mr. Grosse's telecom experience, he was employed by Deutsche Bank AG, Frankfurt between 1973 and 1996. His last position was Executive Vice President of Investment Banking in charge of privatization projects in Germany. Mr. Grosse also headed the due diligence team of the banking consortium for the Deutsche Telekom IPO.

Donald Guthrie
Director

Mr. Guthrie has over 30 years of experience in the telecommunications and finance industries. Since February 2006, Mr. Guthrie has served as a Managing Director of Trilogy Equity Partners, a private investment firm. From November 1995 to September 2005, Mr. Guthrie served as Vice Chairman of the Western Wireless Corporation, a wireless communications company, where he also served as Chief Financial Officer from February 1997 to May 1999. From 1995 to 2002, Mr. Guthrie served as Vice Chairman of VoiceStream Wireless, a wireless communications company, now T-Mobile USA subsequent to its acquisition by Deutsche Telekom AG. From 1986 to 1995, Mr. Guthrie served as Senior Vice President and Treasurer of McCaw Cellular and, from 1990 to 1995, as Senior Vice President — Finance for LIN Broadcasting. Mr. Guthrie currently serves as a director of Lumera Corporation, a proprietary molecular structure and polymer compound designer, and Junxion, Inc., a wireless communications company.

Royce J. Holland
Director

Mr. Holland has over 30 years experience in the telecommunications, energy, and engineering/construction industries. In January 2006, Mr. Holland was appointed Chief Executive Officer and Director of McLeodUSA, an integrated communications services provider of local, long distance, data and Internet services in 25 Midwest, Southwest and Rocky Mountain states. From July 2004 until his appointment at McLeodUSA, Mr. Holland had been self-employed. From August 1997 to June 2004, Mr. Holland was the co-founder, Chairman, Chief Executive Officer and Director of Allegiance Telecom, Inc., a CLEC headquartered in Dallas, Texas. Allegiance filed for reorganization under chapter 11 of the federal bankruptcy code in May 2003 and emerged from chapter 11 in June 2004. Allegiance's telecom services business was acquired by XO Communications in June 2004. From its founding in February 1988 until its sale to WorldCom in late 1996, Mr. Holland was President of MFS Communications Company, Inc., one of the first competitive local carriers.

Prior to working in the telecommunications industry, Mr. Holland spent 15 years in engineering, project management, development, and financing of steam and electric power generating facilities powered by coal, geothermal energy, biomass, and natural gas. In January 1993, Mr. Holland was appointed by President George H. W. Bush to the National Security Telecommunications Advisory Committee. In November 1999, he was appointed by Governor George W. Bush to the Texas E-Government Task Force, which had the mission of putting many of the state services on the web as a convenience to citizens renewing auto registrations, driver's licenses, business licenses and numerous other functions. He also is a former chairman of ALTS, the trade industry association for facilities-based CLECs. Since 2004 Mr. Holland has served on the board of directors of Masergy Communications, Inc., a communications carrier providing integrated video conferencing, data, and voice solutions to global enterprise customers. Since May 2000, Mr. Holland has also served on the board of directors of MetaSolv, Inc., a Nasdaq listed provider of software solutions for communications service providers.

Leonard G. Kriss
Director

Mr. Kriss has been a corporate and securities lawyer for over 25 years, specializing in the areas of mergers and acquisitions and corporate finance. Mr. Kriss currently serves as Senior Counsel at Sprint Nextel Corp. From October 2003 to March 2005, Mr. Kriss served as a consultant to the international business development group of Nextel Communications, Inc., a wireless telecommunications company. Between February 2000 and October 2003, Mr. Kriss was the Executive Vice President, General Counsel and Secretary of OnSite Access, Inc., a broadband local exchange carrier that provides broadband to commercial office buildings. Between February 1993 and February 2000, Mr. Kriss served as Senior Vice President, General Counsel and Secretary of SkyTel Communications, Inc., a wireless data telecommunications provider. From January 1985 to February 1993, Mr. Kriss was a Partner at the law firm of Jones Day Reavis & Pogue, where he represented telecommunications and technology companies in domestic and international transactions.

Andrew D. Lipman
Special Advisor

Andrew D. Lipman is a partner with Bingham McCutchen LLP and leader of the firm's Telecommunications, Media and Technology practice. Prior to joining Bingham in March 2006 as a result of the merger of Bingham and Swidler Berlin LLP, Mr. Lipman had been Vice Chairman of Swidler Berlin and the Chairman of its telecommunications, internet and new technologies practice. Mr. Lipman had been with Swidler since June 1988. Mr. Lipman represents clients in both the private and public sectors including those in the areas of local, long distance and international telephone common carriage; internet services and technologies; conventional and emerging wireless services; satellite services; broadcasting; competitive video services; telecommunications equipment manufacturing; and other high technology applications. In addition, he has managed privatizations of telecommunications carriers in Europe, Asia and Latin America. Mr. Lipman has practiced before FCC, state public service commissions and courts and testified before Congress to open the U.S. local telephone market to competition. He obtained one of the first competitive local service and interconnection agreements in continental Europe and the first competitive fiber network application in Japan.

Between 1986 and 1997, while maintaining his partnership at Swidler, Mr. Lipman also served as Senior Vice President, Legal and Regulatory Affairs for MFS Communications, a competitive local services provider. Mr. Lipman presently serves on the Boards of Directors of Nu Skin Enterprises, Inc., a global direct selling company marketing publicly traded personal care and nutritional products, The Management Network Group, Inc., a telecommunication-related consulting firm, Sutron Corporation, a provider of hydrological and meteorological monitoring products, systems and services, MPower Holding Corporation, a parent company of Mpower Communications, a leading facilities-based broadband communications provider, and International Mobile Communications, Inc., a provider of international cellular telecommunications. He is a strategic advisor to Last Mile Connections, a New York based neutral telecommunications exchange. Mr. Lipman has also served on the boards of directors of Allegiance Telecom, Inc., a local and long distance telecom provider, and NHC Corporation, a telecommunications equipment manufacturer.

Mr. Lipman was a member of our Board of Directors from our inception in July 2005 until March 31, 2006 when Mr. Lipman voluntarily resigned from the Board to become a special advisor to us.

Joel D. Gross
Special Advisor

Joel D. Gross has 28 years of experience in the communications industry. Mr. Gross has been self-employed since January 2005. From August 2002 to January 2005, he served as Executive Vice

President, Strategic Planning and Corporate Development of Broadview Networks, a network based electronically integrated communications provider. From September 1999 to August 2002, Mr. Gross served as Chief Financial Officer of Broadview Networks. Before joining Broadview Networks, Mr. Gross served as Vice President of Corporate Strategy and Business Development for AT&T from July 1998 to September 1999. From 1993 until July 1998, he was Senior Vice President of Corporate Development for Teleport Communications Group (TCG), a facilities-based integrated communications provider. Prior to joining TCG, Gross was vice president and senior securities analyst for the telecommunications sector for Donaldson, Lufkin & Jenrette Securities from 1987 to 1993 and for Dean Witter Reynolds from 1985 to 1987. From 1978 to 1985, he held a series of AT&T management positions in sales, marketing, product management, regulatory affairs and systems analysis. Mr. Gross is currently a member of the board of directors of Plug Power Inc., a provider of on-site energy products.

D. Craig Young
Special Advisor

From June 2004 to present, Mr. Young has been the Chief Executive Officer, Chairman and Director of Netifice Communications, Inc., a provider of managed IP data, voice and security solutions for distributed enterprises. From December 2002 to June 2004, Mr. Young was an associate at Catalina Consulting, a telecom consulting company. From June 1999 to October 2002, he served as Vice Chairman, President and Director of AT&T Canada, a communications services provider in Canada. Prior to his appointment as Vice Chairman and President, which occurred coincident with the merger of MetroNet Communications and AT&T Canada in June 1999, Mr. Young was President and Chief Executive Officer of MetroNet Communication Corp., Canada's largest facilities-based CLEC, a position he held since March of 1998. From 1995 to 1998, Mr. Young served as President and Chief Operating Officer of Brooks Fiber Properties Inc. From 1980 to 1995 Mr. Young held positions such as Vice President Sales Operations, Ameritech Custom Business Services; Vice President Sales and Service Business and Government Services, US WEST Communications; Vice President/General Manager, US WEST Information Systems; and President of Executone Information Systems. Mr. Young presently serves on the boards of directors of Navigant International, Inc., a travel management business services provider, and McLeodUSA, an integrated communications service provider of local, long distance, data and Internet service.

Number and Terms of Directors

Our Board of Directors is initially composed of 8 directors and is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Messrs.                         , will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs.                         , will expire at the second annual meeting. The term of office of the third class of directors, consisting of                                             , will expire at the third annual meeting. Each of our current directors, with the exception of Mr. Guthrie, who joined our Board in April 2006, has served on our Board since our inception in July 2005.

Our directors will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of our directors is currently affiliated with a blank check company. However, we believe that the skills and expertise of our directors, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition, although we cannot assure you that they will, in fact, be able to do so.

Director Independence

A majority of the directors on our Board are independent directors, including Messrs. Baker, Grosse, Guthrie, Holland and Kriss and Sir John, in accordance with the requirements of the American Stock Exchange. Under the rules of the American Stock Exchange, ‘‘independent director’’

means a person other than an officer or employee of the company or any parent or subsidiary thereof and no director qualifies as independent unless the board of directors affirmatively determines that the director does not have a material relationship with the listed company that would interfere with the exercise of independent judgment. Our Board of Directors has affirmatively determined that Messrs. Baker, Grosse, Guthrie, Holland and Kriss and Sir John, who are neither officers nor employees of our company or any parent or subsidiary of our company and are not otherwise affiliated with The Bank Street Group LLC, have no material relationship with us that would interfere with the exercise of independent judgment and are independent directors in accordance with the rules of the American Stock Exchange. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Committees of the Board of Directors

Audit Committee

Our Board of Directors has an audit committee composed of directors who are independent under SEC rules and the rules of the American Stock Exchange. Sir John (chair) and Messrs. Grosse and Kriss serve as members of our audit committee. The audit committee is responsible for meeting with our independent accountants regarding, among other issues, audits and adequacy of our accounting and control systems. Sir John is our ‘‘audit committee financial expert’’ as defined in SEC rules.

Moreover, consistent with the rules of the American Stock Exchange, our audit committee will at all times be composed exclusively of directors who are able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual's financial sophistication. Our Board of Directors has determined that Sir. John satisfies the American Stock Exchange's definition of financial sophistication.

We have agreed with the underwriters that, prior to the consummation of our initial business combination or our liquidation, our audit committee will review and approve all expense reimbursements made to our officers, directors or special advisors and that any expense reimbursements payable to members of our audit committee will be reviewed and approved by our Board of Directors, with the interested director or directors abstaining from such review and approval.

Compensation Committee

The compensation committee reviews and approves the compensation and benefits for our employees, directors and special advisors, administers our employee benefit plan, authorizes and ratifies stock option grants and other incentive arrangements and authorizes employment and related agreements. Messrs. Baker (chair), Holland and Baring will serve as members of our compensation committee.

Nominating Committee

Our Board of Directors also has a nominating committee, which consists of Messrs. Baker, Kriss and Guthrie. The nominating committee discharges the responsibilities of our Board of Directors relating to the appropriate size, functioning and needs of the board including, but not limited to, recruitment and retention of high quality board members and committee composition and structure.

Executive Officer and Director Compensation

No executive officer has received any cash compensation for services rendered. No compensation of any kind, including finder's and consulting fees, will be paid to any of our officers, directors or special advisors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination, other than under the general and administrative services arrangement with The Bank Street Group LLC, an affiliate of our Chief Executive Officer and Chief Financial Officer and Senior Vice Presidents, for services rendered to us prior to or with respect to a business combination. However, this arrangement is solely for our benefit and is not intended to provide any of our officers and directors compensation in lieu of a salary. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Subject to availability of proceeds not placed in the trust account and interest income, net of income taxes, available to us, there is no limit on the amount of these out-of-pocket expenses. We have agreed with the underwriters that our audit committee will review and approve all expense reimbursements made to our officers, directors or special advisors and that any expense reimbursements payable to members of our audit committee will be reviewed and approved by our Board of Directors, with the interested director or directors abstaining from such review and approval.

Depending on the business acquired and the markets in which the business operates, we may decide that it is appropriate that some or all of our officers, directors and/or special advisors sign employment and consulting agreements. Our officers, directors and special advisors have different expertise in various sub-segments of the communications industry. At this time, our officers, directors and special advisors that are likely to remain associated in senior management or consulting agreements in connection with a business combination are yet unknown. The determination of the new management and the board for the combined entity will be based on a number of criteria: (a) the expertise of our officers, directors and special advisors; (b) the qualifications of the target company's management and board; and (c) the definitive agreement for the business combination that we will negotiate. Moreover, negotiations of our officers, directors or special advisors' employment or consulting agreements may take place simultaneously with the negotiation of the terms of the business combination, and the personal or financial interest of such individuals in such employment or consulting agreements may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination or whether these employment or consulting agreements are appropriate under the circumstances. These potential conflicts of interests may not be resolved in manner that is in our public stockholders' best interests. See ‘‘Certain Relationships and Related Transactions—Conflicts of Interest.’’

Special Advisors

Our special advisors will provide general advice on the communications industry, help identify potential targets and make introductions to companies and persons who may help us identify potential targets. Special advisors will not have a role in corporate governance or a vote at meetings of our Board of Directors.

Code of Ethics

We have adopted a code of ethics applicable to specific employees, including the principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions in accordance with applicable federal securities laws and the rules of the American Stock Exchange.

Prior Involvement of Principals in Blank Check Company

Sir John Baring is our only officer or director that has been a principal of another company that has completed an offering similar to this offering and executed a business plan similar to our business plan. Sir John directed the completion of a public offering of HB Communications Acquisition Corp., a blank check company with an objective to acquire an operating business in the communications industry, on June 30, 1993, which raised gross proceeds of $10.35 million at an offering price of $6.00 per unit.

From its inception until it completed its business combination with IT Network, Inc. on March 2, 1995, Sir John was the chairman of the board of directors of HB Communications. In connection with the business combination, HB Communications changed its name to Source Media, Inc. Sir John remained as a director on the board of Source Media until April 1997, at which time he resigned. During this period, Sir John did not receive any salary for his services to Source Media. Source Media was a producer of media content and its securities were traded on the Nasdaq Stock Market under the symbol SRCM until March 2002 when it sold substantially all of its assets and effectively terminated its operations.

We cannot assure you that we will be able to effect a business combination or that the type of business or the performance of the target business, if any, will be similar to that of HB Communications Acquisition Corp. described above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior Share Issuances

On July 21, 2005, we issued 2,750,000 shares of our common stock to the persons set forth below for $20,000 in cash, at an average purchase price of approximately $0.01 per share, as follows:

Name	Number of Shares	Relationship to Us
BSTFC Management LLC (1)	1,927,750	Stockholder
R.C. Mark Baker	137,500	Executive Director
Sir John Baring, Bt.	206,250	Director
Royce J. Holland	275,000	Director
Joel D. Gross	68,750	Special Advisor
Brett Cohen	134,750	Stockholder

(1)	Messrs. Lukaj, Henry, and Lee are managing members of BSTFC Management LLC and may be deemed to beneficially own the shares owned by it. (Messrs. Lukaj and Henry are Managing Directors, and Mr. Lee is a Vice President, of The Bank Street Group LLC)

On August 22, 2006, Mr. Baker sold 24,554 shares of our common stock for an average purchase price of approximately $0.01 per share, Mr. Holland sold 49,107 shares of our common stock for an average purchase price of approximately $0.01 per share, Mr. Gross sold 12,277 shares of our common stock for an average purchase price of approximately $0.01 per share and Mr. Cohen sold 134,750 shares of our common stock for an average purchase price of approximately $0.01 per share, to Mr. Lukaj.

We consider Messrs. Lukaj, Henry, and Lee, the managing members of BSTFC Management LLC, to be our promoters as such term is defined within the rules promulgated by the SEC under the Securities Act of 1933.

Conflicts of Interest

In order to avoid potential conflicts of interest, we will not acquire any company which has been an advisory client of The Bank Street Group LLC since June 18, 2004 or which has been contacted since that date by The Bank Street Group LLC as an acquisition target on behalf of its advisory clients. June 18, 2004 was the date that the members of our management first became associated with The Bank Street Group LLC. Richard S. Lukaj, our Chief Executive Officer, joined The Bank Street Group LLC as a Managing Director on June 18, 2004 and Bank Street Holdings LLC, which was controlled and owned by Mr. Lukaj, acquired control of The Bank Street Group LLC. Further, we will not acquire companies currently affiliated with any of our management, directors, special advisors or existing stockholders. However, we may acquire a company which was, but is no longer, affiliated with any of our management, directors or special advisors if a company has not been affiliated with any of our management, directors or special advisors for a period of five years prior to the effectiveness of this registration statement. We chose this time period since any prior affiliation that is more than five years old should have no effect on our ability to consummate a transaction with such a company due to turnover in such company's management and ownership and changes in such company's financial profile and business plan. We define ‘‘affiliated with’’ a person to include:

•	greater than 10% ownership of voting stock of such person and

•	any officer or director of a person.

Investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management's other affiliations, see the previous section entitled ‘‘Management.’’

•	Our officers and directors are and may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us (subject to our officers' agreement not to become affiliated as an officer, director or stockholder of another blank check company intending to acquire a business in the communications industry).

•	The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their stock. These interests include their shares of our common stock owned prior to the date of this prospectus, which will be released from escrow only in certain limited situations, their ownership of warrants which will expire worthless if a business combination is not consummated, reimbursement of expenses incurred on our behalf if we have insufficient funds for such reimbursement, and possible employment with potential target businesses.

•	The Bank Street Group LLC, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us office space and certain general and administrative services, as we may require from time to time. We have agreed to pay The Bank Street Group LLC $7,500 per month for these services. Mr. Lukaj, our Chief Executive Officer, Mr. Henry, our Chief Financial Officer and Treasurer, and Mr. Lee, our Senior Vice President – Corporate Finance, are each officers of, and Mr. Rust, our Senior Vice President – Corporate Development, is a Managing Director of Bank Street Consulting Group, an affiliate of, The Bank Street Group LLC. As a result of these affiliations, these individuals will benefit from the transaction to the extent of their interest in The Bank Street Group LLC. However, this arrangement is solely for our benefit and is not intended to provide any of our officers or directors compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Stamford, Connecticut metropolitan area, that the fee charged by The Bank Street Group LLC is at least as favorable as we could have obtained from an unaffiliated third party.

•	If we were to make a deposit, down payment or fund a ‘‘no-shop’’ provision in connection with a potential business combination, we may have insufficient funds outside of the trust or insufficient interest income from the trust account, net of income taxes on such interest, of up to a maximum of $1,800,000 to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our directors, officers or special advisors may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, such directors, officers or special advisors may negotiate the repayment of some or all of any such expenses, with or without interest or other compensation, which if not agreed to by our management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

•	Negotiations of our officers, directors or special advisors' employment or consulting agreements may take place simultaneously with the negotiation of the terms of the business combination, and the personal or financial interest of such individuals in such employment or consulting agreements may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination or whether these employment or consulting agreements are appropriate under the circumstances.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation's line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to other entities. For example, Messrs. Lukaj, Henry and Lee have preexisting fiduciary or contractual obligations that arise as a result of their affiliation with The Bank Street Group LLC and its affiliates. Each of our directors has, or may come to have, other fiduciary obligations to those companies on whose board of directors they sit. To the extent that they identify business opportunities that may be suitable for companies on whose board of directors they sit, they will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the other companies have declined to accept such opportunities. In addition, conflicts of interest may arise when our Board of Directors evaluates a particular business opportunity which, under the above-listed Delaware criteria, or the non-compete agreements, should be presented to us. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

With the exception of pre-existing relationships between each of our officers, on the one hand, and entities currently engaged in operations within the communications industry, on the other hand (with such pre-existing relationships being limited solely to those entities that are specifically identified in ‘‘Management—Directors, Executive Officers and Special Advisors’’), commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination or our dissolution and liquidation, our officers will not become affiliated as an officer, director or stockholder of a blank check or blind pool company operating in or intending to acquire a business in the communications industry.

We will not acquire any company which has been an advisory client of The Bank Street Group LLC since June 18, 2004 or which has been contacted since that date by The Bank Street Group LLC as an acquisition target on behalf of its advisory clients. June 18, 2004 was the date that the members of our management first became associated with The Bank Street Group LLC. Richard S. Lukaj, our Chief Executive Officer, joined The Bank Street Group LLC as a Managing Director on June 18, 2004 and Bank Street Holdings LLC, which was controlled and owned by Mr. Lukaj, acquired control of The Bank Street Group LLC. Further, we will not acquire companies currently affiliated with any of our management, directors, special advisors or existing stockholders. However, we may acquire a company which was, but is no longer, affiliated with any of our management, directors or special advisors if a company has not been affiliated with any of our management, directors or special advisors for a period of five years prior to the effectiveness of this registration statement. We chose this time period since any prior affiliation that is more than five years old should have no effect on our ability to consummate a transaction with such a company due to turnover in such company's management and ownership and changes in such company's financial profile and business plan. We define ‘‘affiliated with’’ a person to include:

•	greater than 10% ownership of voting stock of such person and

•	any officer or director of a person.

The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering. In addition, in connection with any vote required for our initial business combination, all of our existing stockholders, including several of our directors, one of our special advisors and BSTFC Management LLC, an entity formed by our officers, have agreed to vote the shares of common stock then owned by them, including any shares offered by this prospectus, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders. As a result, our existing stockholders will not have any of the conversion rights attributable to their shares in the event that a business combination transaction is approved by a majority of our public stockholders (other than the existing stockholders).

Our existing and former stockholders have loaned a total of $187,350 to us for the payment of offering expenses. These loans will be payable on the earlier of December 31, 2006 or the consummation of this offering. These loans will be repaid out of the proceeds used to pay the offering expenses.

We will reimburse our officers, directors and special advisors for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account and interest income, net of income taxes, available to us, there is no limit on the amount of accountable out-of-pocket expenses reimbursable by us. We have agreed with the underwriters that our audit committee will review and approve all expense reimbursements made to our officers, directors or special advisors and that any expense reimbursements payable to members of our audit committee will be reviewed and approved by our Board of Directors, with the interested director or directors abstaining from such review and approval.

No compensation or fees of any kind, including finder's and consulting fees, will be paid to any of our directors, officers or special advisors, or any of their affiliates, other than under the general and administrative services arrangement with The Bank Street Group LLC, an affiliate of our Chief Executive Officer and our Chief Financial Officer and our Senior Vice President – Corporate Finance, for services rendered to us prior to or with respect to the business combination, and any reimbursable out-of-pocket expenses payable to our officers, directors or special advisors.

All ongoing and future transactions between us and any of our officers, directors and special advisors or their respective affiliates, including loans by our officers, directors and special advisors will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested ‘‘independent’’ directors or the members of our Board who do not have an interest in the transaction, in either case who have access, at our expense, to our attorneys or independent legal counsel.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of August 22, 2006 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units by our existing stockholders in this offering) by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our named executive officers, directors and special advisors; and

•	all our executive officers, directors and special advisors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Before Offering	After Offering
BSTFC Management LLC	1,927,750	70.10%	14.02%
Richard S. Lukaj (2)	2,148,438	78.13%	15.63%
James H. Henry (3)	1,927,750	70.10%	14.02%
Kyong K. Lee (4)	1,927,750	70.10%	14.02%
Peter Rust	0	0.00%	0.00%
James Peet	0	0.00%	0.00%
R. C. Mark Baker	112,946	4.11%	*
Sir John Baring, Bt.	206,250	7.50%	1.50%
Paul B. Grosse	0	0.00%	0.00%
Donald Guthrie	0	0.00%	0.00%
Royce J. Holland	225,893	8.21%	1.64%
Leonard G. Kriss	0	0.00%	0.00%
Andrew D. Lipman	0	0.00%	0.00%
D. Craig Young	0	0.00%	0.00%
Joel D. Gross	56,473	2.05%	*
All executive officers, directors and special advisors as a group (14 individuals).	2,750,000	100%	20%

* Represents ownership of less than one percent.

(1)	Unless otherwise noted, the business address of each of the following is One Landmark Square, 18th Floor, Stamford, CT 06901.

(2)	Consists of 220,688 shares of our common stock owned by Mr. Lukaj and 1,927,750 shares of our common stock owned by BSTFC Management LLC of which Mr. Lukaj is a managing member. Mr. Lukaj disclaims beneficial ownership of the shares owned by BSTFC Management LLC, except to the extent of his pecuniary interest therein.

(3)	Consists of 1,927,750 shares of our common stock owned by BSTFC Management LLC of which Mr. Henry is a managing member. Mr. Henry disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(4)	Consists of 1,927,750 shares of our common stock owned by BSTFC Management LLC of which Mr. Lee is a managing member. Mr. Lee disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

Immediately after this offering, our existing stockholders, which include several of our directors, one of our special advisors and BSTFC Management LLC, an entity formed by our officers, collectively, will beneficially own 20% of the issued and outstanding shares of our common stock. Because of this ownership, these stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, other than approval of a business combination.

BSTFC Management LLC was formed by our officers to collectively invest in our company. Messrs. Lukaj, Henry and Lee are the managing members, and Messrs. Peet, Rust and Guthrie are members, of BSTFC Management LLC, which has no businesses or operations other than making an investment in our company. The other members of BSTFC Management LLC consist of certain current and former employees of The Bank Street Group LLC. We are not required to compensate BSTFC Management LLC nor does BSTFC Management LLC have any rights different than any other existing stockholders of our company. Due to the difference between the price per share paid by BSTFC Management LLC in our July 21, 2005 share issuance and the pro forma net tangible book value per share of our common stock after this offering, BSTFC Management LLC will benefit from the appreciation in the value of its shares of our common stock, if our initial business combination is consummated within the required time periods.

All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. The shares of common stock are subject to release from escrow on the expiration of one year after a business combination is successfully completed.

The escrowed shares are eligible for release from escrow prior to the date described above on:

•	our liquidation; or

•	the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of the shares will not be able to sell or transfer their shares of common stock except in certain limited circumstances such as to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including the right to vote their shares. If we are unable to effect a business combination and we dissolve and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

Our existing stockholders have collectively agreed that concurrently with the closing of this offering, such persons will purchase from us through a concurrent private placement a combined total of 1,000,000 warrants at a price of $1.40 per warrant. While the existing stockholders may purchase additional warrants as part of the units being sold in this offering, the number and value of the warrants being purchased by the existing stockholders in the concurrent private placement is limited to 1,000,000 warrants and $1.4 million, respectively. The number of warrants and price were determined after discussions with the underwriters based on current market conditions and other similar private placements. These warrants, which we refer to collectively as the founding warrants, will not be sold or transferred by the purchasers who initially purchase these warrants from us until the completion of our initial business combination. The $1.4 million purchase price of the founding warrants will be added to the balance in the trust account and will be included in the amount available for payments to any public stockholders who exercise their conversion rights (if we complete an initial business combination) or liquidating distributions to our stockholders (should we fail to consummate an initial business combination) will be increased as well. The founding warrants will expire worthless if we do not complete a business combination. The founding warrants and underlying shares of common stock are entitled to registration rights as described under ‘‘Description of Securities.’’

The founding warrants have terms and provisions that are identical to the warrants included in the units being sold in this offering, except that the founding warrants (i) will not be transferable or salable by the purchasers who initially purchase these warrants from us until we complete a business combination, (ii) will be non-redeemable so long as these persons hold such warrants, and (iii) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, or if an exemption from registration is then available. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes. The non-redemption provision does not apply to warrants included in units or otherwise purchased in open market transactions by the purchasers of the founding warrants. Because the founding warrant holders have registration rights with respect to the founding warrants, such warrants may be exercised in either registered or unregistered shares. The founding warrants cannot be exercised using net cash or net share settlement. If the founding warrants are exercised, we will receive cash based on the exercise price and issue shares which may be dilutive to stockholders depending on the stock price and our financial condition.

The founding warrant purchases of our existing stockholders are expected to align the interests of these individuals more closely with those of the public stockholders and warrantholders by placing more of the existing stockholders' capital at risk. Purchases of warrants also demonstrate confidence in our ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination and are ultimately forced to dissolve and liquidate.

Each of our existing stockholders has agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

In addition, in connection with the vote required for our initial business combination, all of our existing stockholders, including several of our directors, one of our special advisors and BSTFC Management LLC, have agreed to vote the shares of common stock owned by them, including any shares offered by this prospectus, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 40,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, 2,750,000 shares of common stock are outstanding, held by 6 record holders and no shares of preferred stock are outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. Each of the common stock and warrants will begin separate trading five business days following the earlier to occur of expiration of the underwriters' over-allotment option or its exercise in full, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K that includes this audited balance sheet upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K, and if such over-allotment option is exercised after such time, we will file an additional Current Report on Form 8-K including an audited balance sheet reflecting our receipt of the gross proceeds from such exercise of the over-allotment.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for our initial business combination, all of our existing stockholders, including several of our directors, one of our special advisors and BSTFC Management LLC, an entity formed by our officers, have agreed to vote the shares of common stock then owned by them, including any shares of common stock offered by this prospectus, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders. However, our existing stockholders will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below.

Our Board of Directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year.

If we are forced to dissolve and liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest not previously released to us to fund working capital requirements, and net of any income taxes due on such interest, which income taxes, if any, will be paid from the trust fund, and any net assets remaining available for distribution to them after payment of liabilities. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters' discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest. The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders, other than our existing stockholders, have the right to have their shares of common stock converted to cash in an amount equal to their pro rata share of the trust account, including any interest earned on their pro rata share (less applicable taxes), and the deferred underwriting discounts and commissions and excluding any interest income on the trust account balance released to us, if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our Board of Directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could materially adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of the initial business combination; or

•	one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time. We may call the warrants for redemption,

•	at a price of $0.01 per warrant;

•	at any time after the warrants become exercisable;

•	in whole and not in part;

•	upon not less than 30 days prior written notice of redemption to each warrant holder; and

•	only if the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day before we send the notice of redemption to warrant holders.

We established the last criterion based on market practices to provide warrant holders with a premium to the initial warrant exercise price, as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made. Because it is our intent to provide the warrant holders with the opportunity to exercise the warrants after our redemption call, we may not redeem the warrants unless the warrants and the shares of common stock underlying the warrants are covered by an effective registration statement and a current prospectus is available on the date we give notice of redemption and during the entire period thereafter ending on the date scheduled for redemption. The right to exercise the warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. From and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

There is no weekly trading volume condition imposed on our ability to redeem the outstanding warrants. We believe the redemption mechanism may reduce the adverse effect, if any, on the price of our common stock due to the potential dilution represented by the warrants. But there can be no assurance that the potential for the issuance of additional shares of common stock upon exercise of our warrants will not have a material adverse effect on the market price of our common stock. The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in the event of a stock dividend, stock split or reverse stock split. However, the warrants will not be adjusted for issuances of common stock at any price including below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the subscription form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. In no event may the warrants be net cash settled. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise we have registered with the SEC the shares of common stock issuable on exercise of the warrants. Under the warrant agreement, we have agreed to use our best efforts to effectuate the registration of such shares of common stock on a registration statement prior to the time the warrants become exercisable and to use our best efforts to ensure that the prospectus included in such registration statement remains current from the date such warrants become exercisable to the date such warrants expire or are redeemed. However, we cannot assure you that we will be able to effectuate such registration or be able to keep such prospectus current. The warrants may be deprived of any value and the market for the warrants may be limited if the common stock issuable on exercise of the warrants is not registered with the SEC or if the prospectus relating to the common stock issuable on exercise of the warrants is not current.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Our existing stockholders have collectively agreed to purchase from us through a concurrent private placement an aggregate of 1,000,000 warrants at a price of $1.40 per warrant on closing of this offering. The founding warrants have terms and provisions that are identical to the warrants included in the units being sold in this offering, except that the founding warrants (i) will not be transferable or salable by the purchasers who initially purchase these warrants from us until we complete a business combination, (ii) will be non-redeemable so long as these persons hold such warrants, and (iii) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, or if an exemption from registration is then available. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes. The non-redemption provision does not apply to warrants included in units or otherwise purchased in open market transactions by the purchasers of the founding warrants.

Because the founding warrant holders have registration rights with respect to the founding warrants, such warrants may be exercised in either registered or unregistered shares. The founding warrants cannot be exercised using net cash or net share settlement. If the founding warrants are exercised, we will receive cash based on the exercise price and issue shares which may be dilutive to stockholders depending on the stock price and our financial condition.

Dividends

We have not paid any dividends on our common stock to date and do not intend to authorize any cash or stock dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then Board of Directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our Board of Directors does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Listing

We have applied to have our units, common stock and warrants listed on the American Stock Exchange under the symbols BST.U, BST and BST.WS, respectively. We believe our units, common stock and warrants will be able to meet the initial listing standards of the American Stock Exchange upon the consummation of this offering. In particular, we believe our company will meet the American Stock Exchange's Initial Listing Standard 3, pursuant to Section 101(c) of the American Stock Exchange Company Guide, and Initial Listing Standard 4, pursuant to Section 101(d) of the American Stock Exchange Company Guide, as we anticipate that, upon the consummation of this offering, (1) our stockholders' equity will be more than $4,000,000; (2) our market capitalization will be more than $75,000,000; (3) the aggregate market value of our publicly held shares will be more than $20,000,000; (4) we will have distributed more than 1,000,000 units, each comprised of one share of our common stock and one warrant, to the public and that such units will be held by more than 400 public holders; and (5) our units will initially have a market price of more than $3 per unit. Further, we believe we will also be able to meet the qualitative listing standards, corporate governance requirements and other initial listing standards of the American Stock Exchange. For instance, a majority of our directors are 'independent' under the American Stock Exchange Company Guide, we meet the audit committee requirement of the American Stock Exchange and we have adopted a code of ethics. See ‘‘Management—Director Independence’’, ‘‘Management—Committees of the Board of Directors—Audit Committee’’ and ‘‘Management—Code of Ethics.’’

We anticipate that our units will commence trading on the American Stock Exchange on or promptly after the effective date of the registration statement. Following the date the common stock and warrants are eligible to trade separately, we anticipate that the common stock and warrants will trade separately and as a unit on the American Stock Exchange.

Shares Eligible for Future Sale

Immediately after this offering, we will have 13,750,000 shares of common stock outstanding, or 15,400,000 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the

11,000,000 shares sold in this offering, or 12,650,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act of 1933, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act of 1933. All of the remaining 2,750,000 shares are restricted securities under Rule 144, in that they were issued or acquired in private transactions not involving a public offering. Currently, each holder of these shares is our affiliate, and as such the Securities and Exchange Commission has taken the position that, because we are a blank check company, such individuals and their transferees, both before and after a business combination, would be deemed an ‘‘underwriter’’ under the Securities Act of 1933 when reselling these securities. Accordingly, Rule 144 would not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering, regardless of whether such individuals remain affiliates of our company. In addition, all of those shares have been placed in escrow with Continental Stock Transfer & Trust Company and will be released from escrow on the expiration of one year after a business combination is successfully completed.

The shares are releasable from escrow prior to the above date only if:

•	we are forced to dissolve and liquidate prior to completing a business combination, in which case the shares would be cancelled and destroyed, or

•	if after we complete our initial business combination, we consummate a transaction that results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

In addition to the 2,750,000 shares of common stock eligible for future sale, there will be outstanding after this offering 1,000,000 founding warrants that upon full exercise will result in the issuance of 1,000,000 shares of common stock to the purchasers of the founding warrants or their transferees. The founding warrants and underlying shares of common stock are subject to registration as described below under ‘‘—Registration Rights.’’

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 137,500 shares immediately after this offering (or 154,000 if the underwriters exercise their over-allotment option in full); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an ‘‘underwriter’’ under the Securities Act of 1933 when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our 2,750,000 issued and outstanding shares of common stock on the date of this prospectus and the 1,000,000 founding warrants and the underlying shares of common stock will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. BSTFC Management LLC and the holders of these shares and their transferees are each entitled to make up to three demands that we register shares of common stock and warrants owned by them. However, the holders of these shares are not entitled to more than three such demands in the aggregate. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which the shares are released from escrow or, in the case of the founding warrants and the underlying common stock, after such founding warrants become exercisable by their terms.In addition, these holders have certain ‘‘piggy-back’’ registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for shares not sold by us.

Restrictive Provisions of Our Amended and Restated Certificate of Incorporation and By-Laws

    Classified Board

Our amended and restated certificate of incorporation and bylaws provide that our Board of Directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our Board of Directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board. Upon consummation of this offering, our amended and restated certificate of incorporation and bylaws will provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board.

Advance Notice Procedures for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. Our bylaws also specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Call of Special Meetings

Our bylaws provide that special meetings of our stockholders may be called at any time only by the Board of Directors acting pursuant to a resolution adopted by the board.

No Cumulative Voting

The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation will not expressly provide for cumulative voting.

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES TO NON-UNITED STATES HOLDERS

The following is a summary of the material United States federal income and estate tax consequences of the acquisition, ownership and disposition of our units (or the component securities thereof) by a non-U.S. holder. As used in this summary, the term ‘‘non-U.S. holder’’ means a beneficial owner of our units (or the component securities thereof) that is not, for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for these purposes) created or organized in or under the laws of the United States or of any political subdivision of the United States;

•	a partnership (including any entity or arrangement treated as a partnership for these purposes);

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust, if (1) a United States court is able to exercise primary supervision over the trust's administration and one or more ‘‘United States persons’’ (within the meaning of the U.S. Internal Revenue Code) have the authority to control all of the trust's substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a ‘‘United States person.’’

An individual may be treated as a resident of the United States in any calendar year for United States federal income tax purposes, instead of as a nonresident, by, among other ways, being present in the United States on at least 31 days in that calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For purposes of this calculation, an individual would count all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year. Residents are taxed for U.S. federal income purposes as if they were U.S. citizens.

If a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other type of pass-through entity for U.S federal income tax purposes) owns our units (or the component securities thereof), the tax treatment of a partner or beneficial owner of the partnership or other pass-through entity may depend upon the status of the partner or beneficial owner and the activities of the partnership or entity and upon certain determinations made at the partner or beneficial owner level. Partners and beneficial owners in partnerships or other pass-through entities that own our units (or the component securities thereof) should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences applicable to them.

This summary discussed the material United States federal income and estate tax consequences of the acquisition, ownership and disposition of our units (or the component securities thereof) by a non-U.S. holder, but does not discuss certain aspects of U.S. federal income and estate taxation that may be relevant to a non-U.S. holder in light of the non-U.S. holder's particular investment or other circumstances. In particular, this summary only addresses a non-U.S. holder that holds our units (or the component securities thereof) as a capital asset (generally, investment property) and does not address:

•	special U.S. federal income tax rules that may apply to particular non-U.S. holders, such as financial institutions, insurance companies, tax-exempt organizations, U.S. expatriates, and dealers and traders in securities or currencies;

•	non-U.S. holders acquiring, holding, or disposing of our units (or the component securities thereof) as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security; and

•	any U.S. state and local or non-U.S. tax consequences; and

•	the U.S. federal income or estate tax consequences for the beneficial owners of a non-U.S. holder.

This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended, applicable U.S. Treasury regulations (including temporary regulations) and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus. Subsequent developments in U.S. federal income or estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income and estate tax consequences of purchasing, owning and disposing of our units (or the component securities thereof) as set forth in this summary. Each non-U.S. holder should consult a tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of acquiring, holding and disposing of our units (or the component securities thereof).

Dividends

In general, any distributions we make to a non-U.S. holder with respect to a non-U.S. holder's shares of common stock that constitute dividends for United States federal income tax purposes will be subject to a U.S. federal withholding tax at a rate of 30%, or a lower rate under an applicable income tax treaty.

In order to claim the benefit of an applicable income tax treaty, a non-U.S. holder will be required to provide a properly executed U.S. Internal Revenue Service Form W-8BEN (or other applicable form) in accordance with the applicable certification and disclosure requirements. A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the U.S. Internal Revenue Service. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty and the manner of claiming the benefits.

Dividends that are effectively connected with a non-U.S. holder's conduct of a trade or business in the United States and, if required by an applicable income tax treaty, that are attributable to a permanent establishment maintained by the non-U.S. holder in the United States, are not subject to the withholding tax described above, but instead are subject to United States federal income tax on a net income basis at the applicable graduated United States federal income tax rates and in the manner applicable to United States persons. We will not have to withhold U.S. federal withholding tax on those dividends if the non-U.S. holder provides a properly executed U.S. Internal Revenue Service Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. In addition, a ‘‘branch profits tax’’ may be imposed at a 30% rate, or a lower rate under an applicable income tax treaty, on dividends received by a foreign corporation that are effectively connected with the conduct of a trade or business in the United States.

Exercise of Warrants

The exercise of a warrant should not be a taxable event for the exercising non-U.S. holder.

Gain on disposition of units (or the component securities thereof)

A non-U.S. holder generally will not be taxed on any gain recognized on a sale, exchange or other taxable disposition of our units (or the component securities thereof), which should include the receipt of cash by a non-U.S. holder upon a liquidation or upon the exercise of conversion rights, unless:

•	the gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; in these cases, the gain will be taxed on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the non-U.S. holder is a foreign corporation, the ‘‘branch profits tax’’ described above may also apply;

•	the non-U.S. holder is an individual who holds our units (or the component securities thereof) as a capital asset, is present in the United States for 183 days or more in the taxable year of the disposition and meets other requirements (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by U.S. source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the non-U.S. holder is not considered a resident alien under the U.S. Internal Revenue Code); or

•	we are or have been a ‘‘U.S. real property holding corporation’’ for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our units (or the component securities thereof). Generally, a corporation is a ‘‘U.S. real property holding corporation’’ if the fair market value of its ‘‘U.S. real property interests’’ equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently a U.S. real property holding corporation, but upon or after the occurrence of a business combination, it is possible that we would become a U.S. real property holding corporation, depending on the nature of the acquired business or businesses. If our common stock is regularly traded on an established securities market, (i) a non-U.S. holder of common stock may be entitled to rely on an exception applicable to holders of 5% or less of our common stock (taking certain attribution rules into account) and (ii) a non-U.S. holder of warrants may be entitled to rely on an exception applicable to holders of 5% or less of our warrants (taking certain attribution rules into account).

Federal estate tax

Our common stock that is owned or treated as owned by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax. The rule stated above may also apply to warrants.

Non U.S. holders are urged to consult a tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of acquiring, holding and disposing of our units (or the component securities thereof).

Information reporting and backup withholding

In general, backup withholding will apply to dividends on our common stock paid to a non-U.S. holder, unless the holder has provided the required certification that it is a non-U.S. holder and the payor does not have actual knowledge (or reason to know) that the holder is a United States person. Generally, information will be reported to the Internal Revenue Service regarding the amount of dividends paid, the name and address of the recipient, and the amount, if any, of tax withheld. These information reporting requirements apply even if no tax was required to be withheld. A similar report is sent to the recipient of the dividend.

In general, backup withholding and information reporting will apply to the payment of proceeds from the disposition of our units (or the component securities thereof) by a non-U.S. holder through a United States office of a broker or through the non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the holder has provided the required certification that it is a non-U.S. holder and the payor does not have actual knowledge (or reason to know) that the holder is a United States person.

Backup withholding is not an additional tax. Any amounts that are withheld under the backup withholding rules from a payment to a non-U.S. holder will be refunded or credited against the holder's United States federal income tax liability, if any, provided that certain required information is furnished to the Internal Revenue Service.

Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

UNDERWRITING

Citigroup Global Markets Inc. is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter's name.

Underwriter	Number of Units
Citigroup Global Markets Inc.

Total	11,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $         per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $         per unit on sales to other dealers. If all of the units are not sold at the initial offering price, the underwriters may change the public offering price and the other selling terms. The underwriters have advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 1,650,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to the underwriter's initial purchase commitment.

We and our officers, directors, special advisors and initial stockholders have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Citigroup, dispose of or hedge any units or any securities convertible into or exchangeable for our common stock. Citigroup in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a ‘‘qualified investor’’ within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an ‘‘offer to the public’’ in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The sellers of the units have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (‘‘Qualified Investors’’) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the ‘‘Order’’) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as ‘‘relevant persons’’). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or

•	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Prior to this offering, there has been no public market for our units. Consequently, the initial public offering price for the units was determined by negotiations among us and the underwriters. Among the factors considered in determining the initial public offering price were our record of operations, our current financial condition, our future prospects, our markets, the economic conditions in and future prospects for the industry in which we compete, our management, and currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the prices at which the units will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our common stock, units or warrants will develop and continue after this offering.

We have applied to have our units, common stock and warrants listed on the American Stock Exchange under the symbols ‘‘            ’’, ‘‘            ’’ and ‘‘            ’’, respectively.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional units.

	Paid by Bank Street Telecom Funding Corp.
	No Exercise	Full Exercise
Per share.	$0.56	$0.56
Total ..	$6,160,000	$7,084,000

The amounts paid by us in the table above include $1,760,000 in deferred underwriting discounts and commissions ($2,024,000 if the over-allotment option is exercised in full), an amount equal to 2.0% of the gross proceeds of this offering, which will be placed in trust until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discount and commission will be released to the underwriters out of the balance held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, each underwriter has agreed that (i) upon our dissolution and liquidation it will forfeit any rights or claims to its deferred underwriting discount and commission, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters' discount and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest.

In connection with the offering, Citigroup on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. ‘‘Covered’’ short sales are sales of units made in an amount up to the number of shares represented by the underwriters' over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make ‘‘naked’’ short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Pursuant to Regulation M, the distribution will end and this offering will be completed when all of the units have been distributed and any stabilization arrangements in connection with the distribution of the units have been terminated by the underwriters. Since the underwriters have agreed that they may only exercise the over-allotment option to cover the underwriting syndicate's actual short position, if any, exercise of the over-allotment option by the underwriters will not affect the completion of the distribution.

We estimate that our portion of the total expenses of this offering will be $615,585, exclusive of underwriting discounts and commissions.

A prospectus in electronic format may be made available by one or more of the underwriters. The representative may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. The representative will allocate shares to underwriters that may make Internet distributions on the same basis as other allocations. In addition, shares may be sold by the underwriters to securities dealers who resell shares to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

LEGAL MATTERS

Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York will pass upon the validity of the securities offered in this prospectus for us. Certain legal matters with respect to this offering will be passed upon for the underwriters by Bingham McCutchen LLP, New York, New York. Andrew D. Lipman, one of our special advisors and previously a member of our Board of Directors, is a partner with Bingham McCutchen LLP. Mr. Lipman does not receive any compensation from us for his service as a special advisor and he currently does not own, nor does he have an intention to own, or otherwise have an economic interest in, any of our securities.

EXPERTS

The financial statements of Bank Street Telecom Funding Corp. at December 31, 2005 and June 30, 2006 and for the periods from July 15, 2005 (date of inception) through December 31, 2005 and through June 30, 2006 appearing in this prospectus and in the registration statement have been included herein in reliance upon the report, which includes an explanatory paragraph relating to substantial doubt existing about the ability of Bank Street Telecom Funding Corp. to continue as a going concern, of BDO Seidman, LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

INDEX TO FINANCIAL STATEMENTS

BANK STREET TELECOM FUNDING CORP.
(a development stage company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Bank Street Telecom Funding Corp.
Stamford, Connecticut

We have audited the accompanying balance sheets of Bank Street Telecom Funding Corp. (a development stage company) as of December 31, 2005 and June 30, 2006 and the related statements of operations, stockholders' equity and cash flows for the period from July 15, 2005 (date of inception) through December 31, 2005, the six months ended June 30, 2006 and the period from July 15, 2005 (date of inception) to June 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bank Street Telecom Funding Corp. as of December 31, 2005 and June 30, 2006 and the results of its operations and its cash flows for the period from July 15, 2005 (date of inception) through December 31, 2005, the six months ended June 30, 2006 and the period from July 15, 2005 (date of inception) to June 30, 2006 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has no present revenue, its business plan is dependent on completion of a financing and the Company's cash and working capital are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Notes A and C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BDO Seidman, LLP
New York, New York
August 24, 2006

BANK STREET TELECOM FUNDING CORP.
(a development stage company)

Balance Sheets

	December 31, 2005	June 30, 2006
ASSETS

Current assets:
Cash and cash equivalents	$38,560	$33,046
Deferred offering costs	132,385	148,023
Total assets	$170,945	$181,069

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accrued expenses	$10,667	$10,667
Accrued offering costs	—	10,000
Notes payable to stockholders	150,000	150,000
Total current liabilities	160,667	170,667

Commitments

STOCKHOLDERS' EQUITY

Preferred stock—$0.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding	—	—
Common stock—$0.0001 par value; 40,000,000 shares authorized; 2,750,000 issued and outstanding	275	275
Additional paid-in capital	19,725	19,725
Deficit accumulated during the development stage	(9,722)	(9,598)

Total stockholders' equity	10,278	10,402

Total liabilities and stockholders' equity	$170,945	$181,069

See notes to financial statements

BANK STREET TELECOM FUNDING CORP.
(a development stage company)

Statements of Operations

	July 15, 2005 (Date of Inception) Through December 31, 2005	For the Six Months Ended June 30, 2006	July 15, 2005 (Date of Inception) Through June 30, 2006
Interest income	$1,278	$776	$2,054
Formation and operating costs	(11,000)	(652)	(11,652)
Net income (loss) for the period	$(9,722)	$124	$(9,598)
Weighted average number of shares outstanding	2,750,000	2,750,000
Net loss per share (basic and diluted)	$0.00	$0.00

See notes to financial statements

BANK STREET TELECOM FUNDING CORP.
(a development stage company)

Statement of Stockholders' Equity

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Net Income (Loss) and Deficit Accumulated During the Development Stage	Total

Balance—at July 15, 2005 (date of inception)	—	$—	$—	$—	$—
Issuance of common stock to initial stockholders	2,750,000	275	19,725	—	20,000
Net loss for the period July 15 (date of inception) through December 31, 2005	—	—	—	(9,722)	(9,722)

Balance—at December 31, 2005	2,750,000	$275	$19,725	$(9,722)	$10,278

Net income for the six months ended June 30, 2006	—	—	—	124	124

Balance—at June 30, 2006	2,750,000	$275	$19,725	$(9,598)	$10,402

See notes to financial statements

BANK STREET TELECOM FUNDING CORP.
(a development stage company)

Statements of Cash Flows

	July 15, 2005 (Date of Inception) Through December 31, 2005	For the Six Months Ended June 30, 2006	July 15, 2005 (Date of Inception) Through June 30, 2006

Cash flows from operating activities:

Net income (loss)	$(9,722)	$124	$(9,598)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in:
Accrued expenses	10,667	—	10,667
Net cash provided by operating activities	945	10,124	11,069

Cash flows from financing activities:

Proceeds from notes payable to stockholders	150,000	0	150,000
Proceeds from issuance of common stock to initial stockholders	20,000	0	20,000
Deferred offering costs paid	(132,385)	(5,638)	(138,023)
Net cash provided by (used in) financing activities	37,615	(5,638)	11,977
Net increase in cash and cash equivalents	38,560	(5,513)	33,046
Cash and cash equivalents—beginning of period	—	38,560	—
Cash and cash equivalents—end of period	$38,560	$33,046	$33,046
Supplemental disclosure of non-cash financing activity:
Accrued offering costs	$—	$10,000	$10,000

See notes to financial statements

BANK STREET FUNDING CORP.
(a development stage company)

Notes to Financial Statements

Note A—Organization And Business Operations; Going Concern Consideration

Bank Street Telecom Funding Corp. (the ‘‘Company’’) was incorporated in Delaware on July 15, 2005. The Company was formed to serve as a vehicle for the acquisition, through a merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction, of one or more operating businesses within the communications industry. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.

The Company's management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C below) (the ‘‘Proposed Offering’’), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) one or more operating businesses in the communications industry (‘‘Business Combination’’). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least ninety percent (90%) of the net proceeds, after payment of certain amounts to the underwriters, will be held in a trust account (‘‘Trust Account’’) and invested in money market funds meeting conditions of the Investment Company Act of 1940 or securities principally issued or guaranteed by the U.S. government until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 20% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering) vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company's stockholders prior to the Proposed Offering, including several directors and one special advisor of the Company and BSTFC Management LLC, an entity formed by the Company's officers, have agreed to vote all of the shares of common stock held by them in accordance with the vote of the majority in interest of all other stockholders of the Company, other than the existing stockholders, with respect to any Business Combination.

In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied, the proceeds held in the Trust Account will be distributed to the Company's public stockholders (if the dissolution of the Company is approved by the then stockholders of the Company), excluding the existing stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

As indicated in the accompanying financial statements, at June 30, 2006, the Company has a working capital deficiency of $137,621 and has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management's plans to address this uncertainty are discussed in Note C. There is no assurance that the Company's plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, indicate that the Company may be unable to continue operations as a going concern.

Note B—Summary of Significant Accounting Policies

[1]    Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

[2]    Loss per common share:

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

[3]    Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[4]    Income taxes:

Deferred income taxes are provided for the differences between the basis of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $3,800. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at June 30, 2006.

[5]    Deferred offering costs:

Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital or charged to expense if not completed.

Note C—Proposed Offering

The Proposed Offering calls for the Company to offer for public sale up to 11,000,000 units (‘‘Units’’) (excluding 1,650,000 units pursuant to the underwriters' over-allotment option). Each Unit consists of one share of the Company's common stock, $0.0001 par value, and one redeemable common stock purchase warrant (‘‘Warrant’’). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (a) one year from the effective date of the Proposed Offering or (b) the completion of a Business Combination with a target business or the distribution of the Trust Account, and expiring four years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

In accordance with the warrant agreement related to the Warrants, the Company is only required to use its best efforts to effect the registration of the shares of common stock underlying the Warrants prior to the time the Warrants become exercisable and to ensure a current prospectus related to such common stock is available from the date the Warrants become exercisable to the date the Warrants expire or are redeemed. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective or a current prospectus is not available at the time of exercise. Under the terms of the warrant agreement, in no event, will the Company be required to net cash settle the Warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed, and thus worthless, in which event a purchaser of units will have paid the full unit purchase price solely for the shares underlying the units.

Note D—Notes Payable to Stockholders

The Company issued an aggregate amount of $150,000 of promissory notes to its initial shareholders on July 21, 2005. On August 15, 2006, the Company and the noteholders amended and restated these promissory notes aggregating $172,905 and the Company issued a new promissory note in the aggregate amount of $14,445 to Richard S. Lukaj, its new stockholder. The new promissory notes are non-interest bearing and are payable on the earlier of December 31, 2006 or the consummation of the Proposed Offering.

Note E—Commitments

In connection with the Proposed Offering, the Company has committed to pay a 5% fee of the gross offering proceeds to the underwriters at the closing of the Proposed Offering. The underwriters have agreed to defer additional underwriting fees equal to 2% of the gross proceeds of this offering, or approximately $1,760,000 (assuming no exercise of the over-allotment option), until the consummation of the initial business combination. Upon the consummation of the initial business combination, the Company will pay such deferred fees out of the proceeds of this offering held in trust at Smith Barney, a division of Citigroup Global Markets Inc., maintained by Continental Stock Transfer & Trust Company acting as trustee and that amount will not be available for use to acquire an operating business. In the event that a business combination is not consummated within the required time period, that amount will be included in the distribution to our public stockholders of the proceeds held in trust.

The Company presently occupies office space provided by an affiliate of several of the initial stockholders. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. the Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.

The existing stockholders of the Company have collectively agreed to purchase an aggregate of 1,000,000 warrants from the Company at a price of $1.40 per warrant on closing of the Proposed Offering through a concurrent private placement. The founding warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering except the founding warrants (i) will not be transferable or salable by the purchasers who initially purchase these warrants from us until the Company completes a business combination, (ii) will be non-redeemable so long as these persons hold such warrants, and (iii) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, or if an exemption from registration is then available. Because the founding warrant holders have registration rights with respect to the founding warrants, such warrants may be exercised in either registered or unregistered shares. The founding warrants cannot be exercised using net cash or net share settlement. If the founding warrants are exercised, we will receive cash based on the exercise price and issue shares which may be dilutive to stockholders depending on the stock price and our financial condition.

Note F—Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Note G—Common Stock

Effective November 2, 2005, the Company amended its certificate of incorporation to increase the authorized common stock to 150,000,000 shares and to effect a 15-to-11 stock split of its common stock. On August 21, 2006, the Company amended its certificate of incorporation to decrease the authorized common stock to 40,000,000 shares and to effect an 11-to-15 stock split of its common stock. All references in the accompanying financial statements to the number of shares of common stock have been retroactively restated to reflect these transactions.

$88,000,000

Bank Street Telecom Funding Corp.

11,000,000 Units

PROSPECTUS

                 , 2006

Citigroup

Until                   , 2006 (25 days after the date of this prospectus), all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount) will be as follows:

SEC Registration Fee	$32,485
NASD Filing Fee	28,100
American Stock Exchange application and listing fees	65,000
Accounting Fees and Expenses	50,000
Printing and Engraving Expenses	50,000
Legal Fees and Expenses	310,000
Blue Sky Services and Expenses	50,000
Miscellaneous (1)	30,000
Total	$615,585

(1)	This amount represents additional expenses that may be incurred by the Registrant or Underwriters in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

‘‘Section 145.    Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to ‘‘the corporation’’ shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to ‘‘other enterprises’’ shall include employee benefit plans; references to ‘‘fines’’ shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to ‘‘serving at the request of the corporation’’ shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner ‘‘not opposed to the best interests of the corporation’’ as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).’’

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B. of Article Eight of our certificate of incorporation provides:

‘‘The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding or which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby.’’

Article XI of our Bylaws provides for indemnification of any of our directors, officers, employees or agents for certain matters in accordance with Section 145 of the DGCL.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
BSTFC Management LLC	1,927,750
R.C. Mark Baker	137,500
Sir John Baring, Bt.	206,250
Royce J. Holland	275,000
Joel D. Gross	68,750
Brett Cohen	134,750
Total:	2,750,000

Such shares were issued on July 21, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission. The shares issued to the individuals and entities above were sold for an aggregate offering price of $20,000 at an average purchase price of approximately $0.01 per share. No underwriting discounts or commissions were paid and there was no general solicitation or advertising with respect to such sales.

Item 16.    Exhibits and Financial Statement Schedules.

(a)    The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
3.1	Form of Amended and Restated Certificate of Incorporation
3.2	By-laws**
4.1	Specimen Unit Certificate**
4.2	Specimen Common Stock Certificate**
4.3	Specimen Warrant Certificate
4.4	Form of Warrant Agreement with Continental Stock Transfer & Trust Company
5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP**
10.1	Form of Letter Agreement between the Registrant and each of the existing non-management stockholders**
10.2	Form of Letter Agreement between the Registrant and Directors and Special Advisors**
10.3	Letter Agreement between Citigroup and BSTFC Management LLC**
10.4	Form of Letter Agreement between Citigroup and Directors and Special Advisors**
10.5	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant**
10.6	Form of Promissory Note issued by the Registrant to existing stockholders**
10.7	Form of Registration Rights Agreement among the Registrant and each of the existing stockholders
10.8	[Reserved]
10.9	Form of Office Service Agreement between the Registrant and The Bank Street Group LLC**
10.10	[Reserved]
10.11	Form of Founding Warrant Purchase Agreement among the Registrant and the existing stockholders**
10.12	Form of Stock Escrow Agreement among the Registrant, the existing stockholders, and Continental Stock Transfer & Trust Company**
23.1	Consent of BDO Seidman, LLP
23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (incorporated by reference from Exhibit 5.1)**
24	Power of Attorney (incorporated by reference from the signature page of this registration statement)**

**	Previously filed.

Item 17.    Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement.

iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on October 5, 2006.

By:	/s/ Richard S. Lukaj Name: Richard S. Lukaj Title: Chief Executive Officer

Each person whose signature appears below constitutes and appoints Richard S. Lukaj and Kyong K. Lee, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments and a registration statement registering additional securities pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ Richard S. Lukaj	Chief Executive Officer and Director (Principal Executive Officer)	October 5, 2006

Richard S. Lukaj

/s/ James H. Henry	Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	October 5, 2006

James H. Henry

*	Director	October 5, 2006

R.C. Mark Baker

*	Director	October 5, 2006

Sir John Baring, Bt.

*	Director	October 5, 2006

Paul B. Grosse

*	Director	October 5, 2006

Donald Guthrie

*	Director	October 5, 2006

Royce J. Holland

*	Director	October 5, 2006

Leonard G. Kriss

*By:	/s/ Richard S. Lukaj Richard S. Lukaj Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
3.1	Form of Amended and Restated Certificate of Incorporation**
3.2	By-laws**
4.1	Specimen Unit Certificate**
4.2	Specimen Common Stock Certificate**
4.3	Specimen Warrant Certificate
4.4	Form of Warrant Agreement with Continental Stock Transfer & Trust Company
5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP**
10.1	Form of Letter Agreement between the Registrant and each of the existing non-management stockholders**
10.2	Form of Letter Agreement between the Registrant and Directors and Special Advisors**
10.3	Letter Agreement between Citigroup and BSTFC Management LLC**
10.4	Form of Letter Agreement between Citigroup and Directors and Special Advisors**
10.5	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant**
10.6	Form of Promissory Note issued by the Registrant to existing stockholders**
10.7	Form of Registration Rights Agreement among the Registrant and each of the existing stockholders**
10.8	[Reserved]
10.9	Form of Office Service Agreement between the Registrant and The Bank Street Group LLC**
10.10	[Reserved]
10.11	Form of Founding Warrant Purchase Agreement among the Registrant and the existing stockholders**
10.12	Form of Stock Escrow Agreement among the Registrant, the existing stockholders, and Continental Stock Transfer & Trust Company**
23.1	Consent of BDO Seidman, LLP
23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (incorporated by reference from Exhibit 5.1)**
24	Power of Attorney (incorporated by reference from the signature page of this registration statement)**

**	Previously filed.